UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Mariner Energy, Inc.

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
ACTION TO BE TAKEN AT ANNUAL MEETING
QUORUM AND VOTING
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
TRANSACTIONS WITH RELATED PERSONS
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
PROPOSAL TO AMEND STOCK INCENTIVE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
ANNEX A

MARINER ENERGY, INC.
One Briar Lake Plaza
2000 West Sam Houston Parkway South, Suite 2000
Houston, Texas 77042
(713) 954-5500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2009

To the Stockholders of Mariner Energy, Inc.

The annual meeting of holders of common stock of Mariner Energy, Inc. will be held on Monday, May 11, 2009 at 10:30 a.m., Central Time, at One BriarLake Plaza, 2000 West Sam Houston Parkway South, Suite 2000, Houston, Texas 77042, for the following purposes:

•	to elect two directors to serve until the annual meeting of stockholders in 2012,

•	to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2009,

•	to approve the Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan, and

•	to transact any other business that may properly come before the annual meeting.

The board of directors of Mariner has determined that owners of record of Mariner’s common stock at the close of business on March 17, 2009 are entitled to notice of, and have the right to vote at, the annual meeting and any reconvened meeting following any adjournment or postponement of the meeting.

By Order of the Board of Directors
of Mariner Energy, Inc.
Teresa G. Bushman,
Senior Vice President, General Counsel,
and Secretary

Houston, Texas
April 3, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 11, 2009. The proxy statement and annual report to stockholders are available at http://www.proxydocs.com/me.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, please promptly vote by proxy. You can so vote via the Internet or telephone by following the instructions on your enclosed proxy card. You also can sign, date and return the proxy in the enclosed envelope. If you do attend the meeting, you may withdraw your proxy and vote in person.

MARINER ENERGY, INC.
One Briar Lake Plaza
2000 West Sam Houston Parkway South, Suite 2000
Houston, Texas 77042
(713) 954-5500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2009

This proxy statement is furnished to stockholders of Mariner Energy, Inc. Our board of directors is soliciting proxies for use at our annual meeting of stockholders to be held Monday, May 11, 2009, at 10:30 a.m. Central Time, and any reconvened meeting following any adjournment or postponement of the meeting. The annual meeting will be held at Mariner’s headquarters at the address above.

We are first sending to stockholders this proxy statement, and accompanying proxy card and Notice of Annual Meeting of Stockholders on or about April 8, 2009.

ACTION TO BE TAKEN AT ANNUAL MEETING

When you have appropriately specified how your proxy should be voted, the proxy will be voted accordingly. Unless you otherwise specify in your proxy, your proxy will be voted:

(1) FOR the election as directors the nominees listed under “Election of Directors,”

(2) FOR the ratification of the selection of Deloitte & Touche LLP as Mariner’s independent auditors for the fiscal year ending December 31, 2009,

(3) FOR the approval of the Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan, and

(4) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the annual meeting. Our board of directors is not currently aware of any such other matter or business. If other matters are properly brought before the meeting or any adjourned meeting, your proxies will have discretion to act on those matters or to adjourn the meeting, according to their judgment.

QUORUM AND VOTING

Quorum

A quorum of stockholders is necessary to have a valid meeting of stockholders. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting. Shares that are not voted will not count for purposes of calculating a quorum. Abstentions and broker “non-votes” count as present for establishing a quorum. A broker “non-vote” occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given. We expect that, in the event that a quorum is not present at the meeting, the meeting will be adjourned or postponed to solicit additional proxies.

Required Vote

You are a stockholder of record if your shares of our common stock are held in your name on the records of our stock transfer agent and registrar, The Continental Stock Transfer & Trust Company. Only stockholders of record of our common stock at the close of business on March 17, 2009, the record date for this annual meeting, are entitled to receive notice of, and have the right to vote at, the annual meeting and any reconvened meeting following any adjournment or postponement of the meeting. On the record date, 90,048,906 shares of our common stock were issued and outstanding and entitled to vote at the meeting.

Stockholders of record of our common stock on the record date are each entitled to one vote per share on the proposals. With respect to proposals to be voted upon at the annual meeting:

•	Director nominees receiving a plurality of all votes cast will be elected to our board of directors. Brokers have discretion to vote for directors.

•	Ratification of the selection of our independent auditors requires the affirmative vote of the holders of a majority of shares of our common stock present in person or by proxy at a meeting at which a quorum is present. Brokers have discretion to vote on this matter. Abstentions have the same effect as a negative vote on this matter.

•	Approval of our Third Amended and Restated Stock Incentive Plan requires the affirmative vote of the holders of a majority of shares of our common stock present in person or by proxy at a meeting at which a quorum is present, and the total number of votes cast must represent more than 50% of the total shares outstanding as of the record date. Brokers do not have discretion to vote on this matter. Abstentions and broker non-votes have the same effect as a negative vote on this matter.

•	Except as otherwise provided by law, our Second Amended and Restated Certificate of Incorporation, as amended, or our Fourth Amended and Restated Bylaws, all other matters other than the election of directors are decided by the affirmative vote of the holders of a majority of shares of our common stock present in person or by proxy at a meeting at which a quorum is present.

Voting

Stockholders of record may effect voting of their stock by any of the following methods:

•	submit a proxy via the Internet or telephone by following the instructions provided on your enclosed proxy card, which simplifies the voting process and reduces Mariner’s costs;

•	complete the enclosed proxy card, and sign, date and either mail it in the enclosed postage pre-paid envelope or send both sides by facsimile to:

The Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Facsimile (212) 509-5152; or

•	attend the meeting and vote in person.

If your shares are held of record in the name of a broker, bank or other fiduciary, only the broker, bank or other fiduciary may vote your shares by proxy or in person at the meeting. Brokers currently have discretion to vote in the election of directors and ratification of the selection of our independent auditors. A broker therefore can vote those of your shares held in its name on those matters in its discretion unless you instruct the broker how to vote your shares or obtain a proxy from the broker to vote at the meeting.

Brokers do not have discretion to vote upon approval of our Third Amended and Restated Stock Incentive Plan, and a bank or other non-broker fiduciary may not have discretion to vote those of your shares that may be held of record in its name on this or other meeting matters. In these cases, your shares will not be voted unless you instruct the broker or fiduciary how to vote your shares or obtain a proxy from the broker or fiduciary to vote at the meeting.

You may revoke your proxy at any time before your proxy is voted. To revoke your proxy, you can deliver a later dated proxy using any of the methods listed above, or you can deliver written notice of revocation to The Continental Stock Transfer & Trust Company at the above address. You also can attend the meeting, withdraw your proxy and vote your shares personally. Your attendance at the meeting will not constitute automatic revocation of your proxy. If your shares are held in the name of a broker, bank or other fiduciary and you have directed the record holder to vote your shares, you should instruct the record holder to change your vote or obtain a proxy from the broker, bank or other fiduciary to do so yourself.

Internet and telephone voting will close at 7:00 p.m. Eastern time on the day before the meeting. Thereafter, voting (including revocations of proxies) can be made by mail or facsimile received before the meeting, or in person at the meeting.

Proxies received at or before the meeting will be counted in the vote on the approval of the proposals.

Proxy Solicitation

We will bear the entire cost of soliciting proxies from stockholders. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies from stockholders by telephone, facsimile or in person. We also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

We have retained Morrow & Co., LLC to provide advice and to aid in the solicitation of proxies from our stockholders. We will pay Morrow a fee of $5,500, plus $5.00 per stockholder contact, as compensation for its services, and reimburse Morrow for its related out-of-pocket expenses.

ELECTION OF DIRECTORS

The board of directors of Mariner currently is composed of six directors. The following table sets forth the names and ages (as of March 17, 2009) of the individuals who are the directors of Mariner whose term of office is expected to continue after this annual meeting, including directors standing for reelection. All directors are elected for terms in accordance with their class, as described below. There are no family relationships among any of our directors or executive officers.

Director Nominees	Age	Class	Term Expires	Director Since

Bernard Aronson	62	I	2009	March 2004
H. Clayton Peterson	63	I	2009	March 2006
Directors
Alan R. Crain, Jr.	57	II	2010	April 2006
John F. Greene	68	II	2010	August 2005
Jonathan Ginns	44	III	2011	March 2004
Scott D. Josey	51	III	2011	August 2001

Our certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, stockholders elect a portion of our board of directors each year. Class I directors’ term expire at this annual meeting of stockholders, and Class II and Class III directors’ terms expire at the annual stockholders meeting to be held in 2010 and 2011, respectively. At each annual meeting of stockholders, the successors to the class of directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following election.

Our bylaws provide that the authorized number of directors to constitute the whole board of directors may be changed by resolution duly adopted by the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Vacancies and newly created directorships may be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

Nominees for Election as Director

Information concerning the persons nominated for election as directors follows. Our board of directors recommends a vote FOR the election of these nominees.

Nominees for Election as a Class I Director to Serve until the Annual Meeting in 2012:

Bernard Aronson — Mr. Aronson has been a director since March 2004. He is a founding partner of ACON Investments, a private equity fund. Prior to founding ACON Investments in 1996, Mr. Aronson was International Advisor to Goldman Sachs & Co. for Latin America from 1994 to 1996. From 1989 through 1993, Mr. Aronson served as Assistant Secretary of State for Inter-American Affairs. He is a member of the Council on Foreign Relations. Mr. Aronson serves on the boards of directors of Liz Claiborne, Inc. and Royal Caribbean International Inc., each of which is publicly traded, and Global Hyatt Corporation and Chroma Oil & Gas, LP.

H. Clayton Peterson — Mr. Peterson has been a director since March 2006. During his 33-year career with Arthur Andersen, he specialized in audits of oil and gas companies. Most recently, from January 2000 to September 2002, Mr. Peterson was Managing Partner of the Denver office of Arthur Andersen and Regional Managing Partner of the audit practices of Arthur Andersen in Tulsa, Oklahoma City and Dallas. Since September 2002, Mr. Peterson has been a business consultant, including to the Estate of Kim Magness from August 2003 to August 2006. He has been a member of the board of directors of RE/MAX International, Inc. since May 2005 and is co-chair of its audit committee.

Directors Remaining in Office

Information regarding the members of our board of directors who do not stand for reelection this year and whose term continues after this annual meeting follows:

Class II Directors who Serve until the Annual Meeting in 2010:

Alan R. Crain, Jr. — Mr. Crain has been a director since April 2006. He is Senior Vice President and General Counsel of Baker Hughes Incorporated and has served in that capacity since October 2000. He was Executive Vice President, General Counsel and Secretary of Crown, Cork & Seal Company, Inc. from 1999 to 2000. He was Vice President and General Counsel from 1996 to 1999, and Assistant General Counsel from 1988 to 1996, of Union Texas Petroleum Holdings, Inc.

John F. Greene — Mr. Greene has been a director since August 2005. He served as Executive Vice President of Worldwide Exploration, Production and Natural Gas Marketing and as a corporate director at Louisiana Land & Exploration Company before his retirement in 1995. Prior to joining Louisiana Land & Exploration Company, Mr. Greene was the President and Chief Operating Officer of Milestone Petroleum, Inc. (later known as Burlington Resources, Inc.) from 1981 to 1985. Mr. Greene served as a director and member of the compensation committee of Basin Exploration, Inc. from 1996 through 2001. Mr. Greene began his industry career with Conoco in 1970 after serving in the United States Navy from 1963 until 1968. He is a partner and director of the Shoreline Companies and Leaf River Resource Corporation.

Class III Directors who Serve until the Annual Meeting in 2011:

Jonathan Ginns — Mr. Ginns has been a director since March 2004. He is a founding partner of ACON Investments, a Washington, D.C. based private equity investment firm formed in 1996. Mr. Ginns serves on the board of directors of the The Optimal Group, which is publicly traded, and Signal International, LLC, Milagro Exploration, LLC and Chroma Oil & Gas, LP.

Scott D. Josey — Mr. Josey has served as Chairman of the Board since August 2001. Mr. Josey was appointed Chief Executive Officer of Mariner in October 2002 and President in February 2005. From 2000 to 2002, Mr. Josey served as Vice President of Enron North America Corp. and co-managed its Energy Capital Resources group. From 1995 to 2000, Mr. Josey provided investment banking services to the oil and gas industry and portfolio management services. From 1993 to 1995, Mr. Josey was a Director with Enron Capital & Trade Resources Corp. in its energy investment group. From 1982 to 1993, Mr. Josey worked in all phases of drilling, production, pipeline, corporate planning and commercial activities at Texas Oil and Gas Corp. Mr. Josey is a member of the Society of Petroleum Engineers and the Independent Producers Association of America.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of March 17, 2009 (except as otherwise indicated) with respect to the beneficial ownership of Mariner’s common stock by (i) 5% stockholders, (ii) directors, (iii) each of our executive officers named under the caption “Executive Compensation” below, and (iv) current executive officers and directors as a group. As used in the footnotes to the table, “Ownership Date” means March 17, 2009.

Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

		Percent of
Name of Beneficial Owner	Amount(1)	Class

5% Stockholders:
FMR LLC(2) 82 Devonshire Street, Boston, MA 02109	12,804,783	14.2%
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street, Baltimore, MD 21202	4,503,520	5.0%
Officers and Directors:
c/o Mariner Energy, Inc., One Briar Lake Plaza, Suite 2000, 2000 West Sam Houston Parkway South, Houston, Texas 77042
Scott D. Josey	1,138,949	1.3%
John H. Karnes	129,409	*
Dalton F. Polasek	481,412	*
Mike C. van den Bold	306,223	*
Judd A. Hansen	294,127	*
Bernard Aronson(3)	203,247	*
Alan R. Crain, Jr.	18,130	*
Jonathan Ginns(3)	203,247	*
John F. Greene	27,440	*
H. Clayton Peterson	19,316	*
Current executive officers and directors as a group (16 persons)	3,702,694	4.1%

*	Less than 1%.

(1)	Includes unvested restricted stock granted to directors and certain executive officers under our Stock Incentive Plan. These shares may be voted, but not disposed of, before vesting. Also includes shares issuable upon exercise of options granted to certain officers under our Stock Incentive Plan that are exercisable within 60 days after the Ownership Date. If a person has the right to acquire beneficial ownership of shares by exercise of outstanding options within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of common stock that he or she owns. Those shares are not included in the computations for any other person. Information regarding options held by named executive officers and all current executive officers as a group is:

	Options	Options
	Exercisable	Unexercisable

Scott D. Josey	200,000	0
John H. Karnes	0	0
Dalton F. Polasek	102,000	0
Mike C. van den Bold	74,000	0
Judd A. Hansen	32,000	0
Current executive officers as a group (11 persons)	561,600	0

(2)	Based on the most recent Schedule 13G/A filed with the Securities and Exchange Commission by such holder.

(3)	Each of Messrs. Aronson and Ginns may be deemed to be a beneficial owner of 184,044 shares beneficially owned by ACON E&P, LLC and held of record by ACON MEI Holdings, L.P. Each of Messrs. Aronson and Ginns is a managing member of ACON E&P, LLC. Each of Messrs. Aronson and Ginns disclaims beneficial ownership of shares held by ACON E&P, LLC except to the extent of his pecuniary interest therein.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2008.

Number of
Securities
	Number of			Remaining Available
	Securities to be			for Future Issuance
	Issued Upon		Weighted-Average	Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding		Outstanding	(Excluding
	Options, Warrants		Options, Warrants	Securities
	and Rights		and Rights	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders(1)	645,348	(2)	$13.88	2,530,388	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	645,348	(2)	$13.88	2,530,388	(3)

(1)	These plans consist of our Stock Incentive Plan, as amended or restated from time to time (“Stock Incentive Plan”) and options issued to certain former employees of Forest Oil Corporation or its subsidiary in connection with the March 2, 2006 merger of our subsidiary and Forest’s subsidiary (“Rollover Options”).

(2)	Includes 612,805 shares of our common stock issuable upon exercise of options granted under our Stock Incentive Plan and 32,543 shares of our common stock issuable upon exercise of Rollover Options. Excludes 2,697,926 shares of our common stock issued and outstanding as restricted stock under the Stock Incentive Plan.

(3)	Shares of our common stock remaining available for issuance as restricted stock or options under our Stock Incentive Plan. An aggregate 6,500,000 shares of our common stock were authorized and reserved for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides that shares of our common stock subject to forfeited or cancelled options, forfeited restricted stock and stock withheld for withholding taxes again become available for issuance as restricted stock or options under the Stock Incentive Plan.

Stock Incentive Plan

Our Stock Incentive Plan has been approved by our stockholders and is proposed to be further amended and restated at this annual meeting. Please refer to “Proposal to Amend Stock Incentive Plan” below. The Stock Incentive Plan is intended to encourage our directors, officers and other employees to acquire or increase an equity interest in Mariner and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success. The Stock Incentive Plan also is designed to enhance our ability to attract and retain the services of individuals who are essential for our growth and profitability. Awards to participants under the Stock Incentive Plan may be made in the form of incentive stock options, non-qualified stock options or restricted stock. The compensation committee of our board of directors determines participants to whom awards are granted, the type or types of awards granted to a participant, the number of shares covered by each award, the purchase price, conditions and other terms of each award. Our chief executive officer may make recommendations to the committee regarding awards to other executives and employees.

A total of 6.5 million shares of our common stock are subject to the Stock Incentive Plan. No more than 2.85 million shares issuable upon exercise of options or as restricted stock can be issued to any individual. As of December 31, 2008, all non-employee directors and all executive officers had been granted awards under the Stock Incentive Plan.

The compensation committee intends that in any given year, the aggregate awards made to employees and directors under the Stock Incentive Plan not result in dilution to existing stockholders in excess of two percent, and that in any given rolling seven-year period, the cumulative equity awards, less forfeitures, not result in dilution in excess of 10%. Aggregate grants during each of 2008 and 2007 under the Stock Incentive Plan constituted approximately two percent and one percent of shares of our common stock outstanding as of December 31, 2008 and 2007, respectively.

CORPORATE GOVERNANCE

Availability of Corporate Governance Materials

Our board of directors and committees of the board have adopted a number of committee charters and other materials relating to our corporate governance, many of which are discussed in this proxy statement. The following governance materials adopted by our board of directors or board committees are available free of charge on our website at www.mariner-energy.com:

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Policy for Reporting Complaints and Concerns about Accounting, Internal Accounting Controls or Auditing Matters

•	Related Party Transaction Approval Policy

•	Audit Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Compensation Committee Charter

•	Executive Committee Charter

These materials as well as our certificate of incorporation and bylaws, as each may be amended or restated from time to time, are available in print, free of charge, by contacting the corporate secretary at our principal executive offices at the address on the first page of this proxy statement.

Corporate Governance Guidelines

Our common stock is listed on the New York Stock Exchange (NYSE). Our board of directors has adopted Corporate Governance Guidelines that give effect to the NYSE’s requirements related to corporate governance and various other corporate governance matters. These guidelines provide a framework for our corporate governance initiatives and cover topics such as director qualifications and selection, board composition, director responsibilities, director compensation, board and committee self-evaluations, and management succession planning.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics such as conflicts of interest, confidentiality of information, fair dealing, protection of corporate opportunities, proper use of our assets, compliance with laws and regulations, and prompt reporting of illegal or unethical behavior.

Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, or any other executive officer or director must be approved by the nominating and corporate governance committee of our board of directors, which is composed solely of directors whom the board has determined are independent of management. Any waiver from, or substantive amendment to, our Code of Business Conduct and Ethics that applies to our directors or executive officers (including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions) either will be posted on our website at www.mariner-energy.com or filed with the Securities and Exchange Commission (SEC) on a Form 8-K, in each case, within four business days after any such waiver or amendment.

Independent Directors

The NYSE requires that a majority of directors be “independent directors,” as defined in the NYSE corporate governance standards. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with Mariner, its external or internal auditors, or other companies that do business with us. To assist it in making determinations of independence, our board of directors has adopted categorical standards as permitted by the NYSE corporate governance standards. A relationship a director has with Mariner falls within these categorical standards if it:

•	is a type of relationship addressed in item 404 of SEC Regulation S-K but under that item does not require disclosure or preclude a determination of independence;

•	is a type of relationship addressed in section 303A.02(b) of the NYSE Listed Company Manual but under that section does not require disclosure or preclude a determination of independence; or

•	consists of charitable contributions by us to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

Our board of directors has affirmatively determined that five of our six current directors have no other direct or indirect material relationships with Mariner and therefore are independent directors on the basis of the NYSE corporate governance standards and an analysis of all relevant facts and circumstances specific to each director. The independent directors are Bernard Aronson, Alan R. Crain, Jr., Jonathan Ginns, John F. Greene, and H. Clayton Peterson. Except as disclosed below, none of the directors whom our board has determined are independent has any other relationships with Mariner. Our board of directors has carefully reviewed each relationship discussed below and unanimously determined (with the affected director abstaining) that such relationship is not material.

Bernard Aronson and Jonathan Ginns.  During 2008, each of Messrs. Aronson and Ginns (through an entity controlled by him) made open market purchases of our 8% Senior Notes due May 15, 2017 (the “Notes”) which are described in more detail below under “Transactions with Related Persons — 8% Senior Notes due May 15, 2017.” Mr. Aronson purchased $335,000 and the entity controlled by Mr. Ginns purchased $365,000 in aggregate principal amount of the Notes. Interest payable directly or indirectly to each director in respect of these Notes is less than $30,000 a year.

Our board of directors has determined that the purchases and resulting Note ownership do not involve material relationships, and that Messrs. Aronson and Ginns remain independent. In making these determinations, the board considered that the purchases were made in the open market in arms-length transactions that did not involve Mariner or its management. The purchases resulted in ownership of Notes amounting to substantially less than one percent of the aggregate principal amount of Notes outstanding. Our obligations in respect of the Notes are governed by an existing indenture entered into in April 2007 — long before the subject purchases — and administered for the noteholders by a third-party trustee. Since the amount of Notes owned is less than one percent of the aggregate principal amount of Notes outstanding, Messrs. Aronson and Ginns have immaterial and non-controlling voting power under the indenture.

Alan R. Crain, Jr. Mr. Crain is an executive officer of Baker Hughes Incorporated. Mariner purchased products and services in the ordinary course of business from Baker Hughes in each of its last three fiscal years ended December 31, 2008, 2007 and 2006. Our board of directors has determined that this relationship is not material. In making this determination, the board considered that the annual amount paid by Mariner to Baker Hughes in each of those years was substantially less than one percent of the consolidated gross revenues reported by Baker Hughes for each of those years.

Non-Management Director Meetings and Presiding Independent Director

Pursuant to the our Corporate Governance Guidelines, our non-management directors meet separately from the other director in regularly scheduled executive sessions following each regularly scheduled board of directors meeting and at such other times as the non-management directors may choose.

The independent directors serving on our board of directors have appointed Bernard Aronson to serve as the board’s presiding independent director. During 2008, the independent directors held six meetings without management. Interested parties who wish to communicate with the presiding independent director or the non-management directors as a group should follow the procedures found under “— Stockholder Communications.”

Director Nominating Process

Stockholders may recommend a director nominee by following the procedures described in our bylaws and Corporate Governance Guidelines, which are summarized below under “— Stockholder Proposals.” Recommendations will be brought to the attention of, and be considered by, the nominating and corporate governance committee. The committee will not alter the manner in which it evaluates candidates, including the minimum criteria described below, based on whether or not the candidate was recommended by a stockholder.

Under our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, the nominating and corporate governance committee establishes selection criteria for board candidates from time to time. It reviews with our board of directors these criteria and the appropriate skills and characteristics required of board members in the context of the then current composition of the board. At a minimum, the nominating and corporate governance committee must be satisfied that each director (1) has business or professional knowledge and experience that will benefit Mariner, (2) is well regarded in the community, with a long-term reputation for honesty and integrity, (3) has good common sense and judgment, (4) has a positive record of accomplishment in present and prior positions, and (5) has the time, energy, interest and willingness to become involved in Mariner and its future. In addition, the committee considers, among other factors, strategic contacts and involvement in business and civic affairs, and financial and regulatory experience.

In the case of an incumbent director whose term is expiring, the committee reviews the director’s overall service during his term, including the quantity and quality of his performance, as well as whether he satisfies NYSE and SEC independence standards. In the case of new director candidates, the committee also considers whether the candidate meets these independence standards and his experience in finance and accounting. Candidates first are interviewed by the nominating and corporate governance committee. If approved, they are interviewed by other board members. Finally, the full board of directors acts upon all final nominations after considering the committee’s recommendations.

Based upon this review process, the nominating and corporate governance committee recommended to the board of directors, and the board approved, the nomination of incumbent directors Bernard Aronson and H. Clayton Peterson for reelection to the board at this annual stockholders meeting.

The committee has engaged SpencerStuart, an executive search consulting firm, to assist in identifying a potential additional independent director.

Stockholder Proposals

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at, or bring other business before, an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. The stockholder must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting. The notice must satisfy information criteria summarized below.

With respect to the nomination of directors, our bylaws provide that to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at the annual meeting of stockholders, not later than 120 days before the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was first mailed to our stockholders or public disclosure of the date of the special meeting was first made, whichever first occurs. The stockholder’s notice must include (i) as to each director nominee, information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected), and (ii) as to the stockholder giving notice, the stockholder’s name and address (as they appear on Mariner’s books), and the class and number of shares of our capital stock the stockholder beneficially owns. The stockholder also must comply with the Exchange Act and related rules and regulations.

In addition to the requirements of our bylaws concerning nomination of directors, the Nominating and Corporate Governance Committee Charter provides that the stockholder’s notice also must include (1) the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (2) the acquisition date, class and number of our shares beneficially owned by the noticing stockholder and any such beneficial owner, (3) any material interest of the stockholder or beneficial owner in the nomination, (4) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting, and (5) whether either the stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee(s).

With respect to other business to be brought before a meeting of stockholders, our bylaws provide that to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days before the anniversary date of the proxy statement for the preceding annual meeting of stockholders. The stockholder’s notice must include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the stockholder’s name and address (as they appear on Mariner’s books), (iii) the acquisition date, class and number of shares of our voting stock the stockholder beneficially owns, (iv) any material interest in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

Stockholder Communications

Mariner’s stockholders and other interested persons may communicate with our board of directors, any committee of the board, or any individual director by sending communications to the attention of the corporate secretary at our principal executive offices at the address on the first page of this proxy statement. The corporate secretary will forward the communication to the designated or appropriate committee(s) of the board of directors, the designated director(s), or the Chairman of the Board, as may be applicable.

Board Attendance

Our Corporate Governance Guidelines provide that all directors are expected to attend all meetings of the board of directors and committees on which they serve. During 2008, the board of directors held 14 meetings. Each director attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees of the board on which he served. Four directors attended our 2008 annual meeting of stockholders. All directors are requested and encouraged to attend the annual meeting of stockholders.

Board Committees

Our board of directors has established four standing committees, the audit committee, the compensation committee, the nominating and corporate governance committee, and the executive committee. A current copy of the written charter of each of these committees is available free of charge on our website at www.mariner-energy.com and in print by contacting the corporate secretary at our principal executive offices at the address on the first page of this proxy statement. Information regarding each committee, including membership, function and the number of meetings held during 2008, follows:

Nominating and
Corporate
	Audit	Governance	Compensation	Executive
Directors	Committee	Committee	Committee	Committee

Bernard Aronson	F, I	C, I
Alan R. Crain, Jr.	F, I	I	I
Jonathan Ginns	F, I		I	I
John F. Greene		I	C, I
Scott D. Josey				C
H. Clayton Peterson	A, C, F, I			I

A = audit committee financial expert under SEC rules
C = chairman of the committee
F = financially literate under NYSE listing standards
I = independent under NYSE listing standards and SEC rules

Audit Committee.  Each of Messrs. Aronson, Crain, Ginns and Peterson (Chairman) is a member of the audit committee and is “independent” under NYSE corporate governance listing standards and SEC rules. In addition, our board of directors has determined that Mr. Peterson is an “audit committee financial expert,” as defined under SEC rules. The board has determined that all members of the audit committee meet the financial literacy requirements of the NYSE corporate governance listing standards. The Audit Committee Report appears under the caption “Audit Committee Report” in this proxy statement. During 2008, this committee met eight times.

The audit committee oversees Mariner’s accounting and financial reporting processes, and the annual audit. The audit committee has sole authority to retain, compensate, evaluate and terminate our independent auditors. The audit committee provides assistance to the board of directors in fulfilling its oversight responsibility relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function. The committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and the board of directors have established. In doing so, it is the responsibility of the committee to maintain free and open communication between the committee and our independent auditors, the internal accounting function and our management.

Nominating and Corporate Governance Committee.  Each of Messrs. Aronson (Chairman), Crain and Greene serves on the nominating and corporate governance committee and is “independent” under NYSE listing standards and SEC rules. During 2008, this committee met twice.

The nominating and corporate governance committee nominates candidates to serve on our board of directors, and nominates directors to serve on the audit committee and compensation committee of the board. The committee is responsible for taking a leadership role in shaping the corporate governance of Mariner. It also is responsible for monitoring a process to assess board effectiveness. The committee oversees our policies and procedures relating to honest and ethical conduct of our directors, officers and employees, including the Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Related Party Transaction Approval Policy. The committee’s policy regarding director candidates nominated by stockholders is described above under “— Director Nominating Process” and “— Stockholder Proposals.”

Compensation Committee.  Each of Messrs. Crain, Ginns and Greene (Chairman) serves on the compensation committee and is “independent” under NYSE listing standards and SEC rules. During 2008, this committee met 10 times.

The compensation committee reviews the compensation and benefits of our executive officers and non-employee directors, reviews and makes recommendations to the board of directors with respect to our incentive compensation and other stock-based plans, and administers our Stock Incentive Plan. The compensation committee determines and approves, either as a committee or together with other independent directors (as directed by the board), the compensation of our chief executive officer. The committee recommends to the board of directors compensation for our other executive officers. The compensation committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee.

Executive Committee.  Each of Messrs. Ginns, Josey (Chairman) and Peterson serves on the executive committee. The executive committee may exercise the powers and authority of the Board in managing the business and affairs of the Company when the Board is not in session, subject to our certificate of incorporation, applicable law and any limits on authority determined from time to time by the Board. During 2008, this committee met twice.

COMPENSATION OF DIRECTORS

Under our Corporate Governance Guidelines and Compensation Committee Charter, the compensation committee of the board of directors annually reviews compensation of our non-employee directors. The compensation committee is to consider that directors’ independence may be jeopardized if their compensation and perquisites exceed customary levels, if we make substantial charitable contributions to organizations with which a director is affiliated, of if we provide indirect forms of compensation to a director or organization with which he is affiliated. The compensation committee from time to time makes recommendations to the board of directors regarding non-employee director compensation, which must be approved by the board. Directors who are employed by us are not separately compensated for their service as directors. No changes have been recommended or made regarding cash compensation for our non-employee directors since 2007.

During 2008, cash compensation of non-employee members of our board of directors was as follows:

	Fee per Service	Period
Fee Description	($)	Covered

Non-employee director	60,000	Annual
Chairman of audit committee	20,000	Annual
Chairman of compensation committee	15,000	Annual
Chairman of committee other than audit or compensation committee	10,000	Annual
Board meeting (attendance in person or by phone)	2,000	Per meeting
Committee meeting (attendance in person or by phone)	1,500	Per meeting

Each director is reimbursed for out-of-pocket expenses in connection with attending meetings of the board or committees.

As reflected in the following table, total non-employee director compensation in 2008 had cash and equity components:

2008 Director Compensation Table

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)

Bernard Aronson	109,000	121,354	230,354
Alan R. Crain, Jr.	110,000	114,130	224,130
Jonathan Ginns	108,500	121,354	229,854
John F. Greene	115,000	121,354	236,354
H. Clayton Peterson	121,500	114,092	235,592

(1)	Represents the proportionate amount of the total fair value of stock awards recognized by Mariner as an expense in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The portion of the grant date fair values of these awards that was so expensed was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in the above table include awards of restricted shares of our common stock made under our Stock Incentive Plan in 2008 as well as in prior years for which we continued to recognize expense in 2008. Awards for which expense is shown in the above table for restricted stock awards made in 2008 are described in the following table, which also indicates the aggregate number of each director’s unvested shares of restricted common stock outstanding as of December 31, 2008:

			Shares of
		Grant Date Fair	Restricted
		Value of	Stock
	2008 Restricted	2008 Restricted	That Have
	Stock Award	Stock Award	Not Vested
Name	(#)(1)	($)(2)	(#)(3)

Bernard Aronson	5,308	146,288	14,254
Alan R. Crain, Jr.	5,308	146,288	13,896
Jonathan Ginns	5,308	146,288	14,254
John F. Greene	5,308	146,288	14,254
H. Clayton Peterson	5,308	146,288	13,887

(1)	Each award generally vests one-third on each of the first three successive annual meetings of Mariner’s stockholders following the April 30, 2008 grant date if the grantee remains a director, except that unvested shares fully vest upon a change in control or if the director dies or becomes disabled. Before vesting, the shares cannot be disposed but may be voted and are entitled to dividends paid to holders of our common stock. Cash dividends, if any, on unvested shares are to be paid no later than (i) the end of the calendar year in which dividends are paid to our common stock holders or (ii) the 15th day of the third month after the date such dividends are paid. Stock dividends result in an automatic proportionate adjustment to the number of unvested shares of restricted stock.

(2)	The dollar amount indicated is the aggregate grant date fair value computed in accordance with FAS 123R. The assumptions used in determining the grant date fair value of these awards are described in note 5 (Share-Based Compensation) to Mariner’s consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, as amended, filed with the SEC.

(3)	The number of shares indicated equals the aggregate number of shares of restricted common stock granted under our Stock Incentive Plan that had not vested as of December 31, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion explains executive compensation detailed in the tables and other disclosures that follow it. The disclosures contain specific information regarding compensation amounts and terms for each person serving as our principal executive officer and principal financial officer during 2008, as well as our three other most highly compensated executive officers serving as of December 31, 2008. These officers are identified in the “2008 Summary Compensation Table.” We refer to them as the named executive officers or named executives. This discussion addresses the objectives of our executive compensation, elements of compensation, how we determined the amounts reflected in the tables, and related matters. Total direct compensation in respect of 2008, including bonuses and restricted stock grants, and 2009 base salary determinations are expected to be made in April 2009. Accordingly, with respect to those elements of compensation, this discussion is limited to explaining how those determinations are expected to be made.

Overview of Objectives and Elements

In 2006 our total assets more than tripled, we became a reporting company under the Securities Exchange Act of 1934, and our common stock began trading on the New York Stock Exchange. As part of our evolution in 2006 to a much larger and publicly-traded company, the compensation committee of our board of directors proposed guidelines for compensating our senior executive officers. These guidelines continue to guide executive compensation considerations.

The main objective of the guidelines is to compensate our senior executives competitively and in a manner responsive to corporate performance so that we may attract, motivate and retain executives who can foster achievement of our business goals. The guidelines focus on total direct compensation and contemplate three primary components of an executive’s annual compensation:

•	a base salary,

•	a near-term incentive in the form of a performance bonus, and

•	a long-term incentive in the form of an equity award under our Stock Incentive Plan that vests over a period of years.

Total direct compensation is expected to be determined primarily by reference to our performance against a peer group. It is intended to link executive compensation to our performance and therefore help align the interests of our executives with those of our stockholders. Our executives also receive benefits generally available to all of our regular full-time employees and minimal perquisites. In 2008, our executives and other senior personnel received both the annual equity award contemplated by the guidelines and an additional extraordinary restricted stock grant under our Stock Incentive Plan. The extraordinary grants are the long-term performance-based restricted stock awards discussed below and summarized in note (1) to, and indicated for named executives in the corresponding “Equity Incentive Plan Awards” column in, the “2008 Grants of Plan-Based Awards.”

The compensation committee’s guidelines for compensating all of our senior executives are consistent with guidelines for compensating our chief executive officer contained in our Corporate Governance Guidelines and Compensation Committee Charter. The compensation committee is to consider the performance of the chief executive officer, Mariner’s performance and relative stockholder return, compensation paid to chief executive officers of comparable companies, compensation given to our chief executive officer in past years, and recommendations of independent consultants, if any.

Worldwide Financial Crisis Impact on Compensation and Risk Assessment

The committee is considering compensation of our executives in light of the world-wide economic recession, including the unprecedented decline in oil and gas prices since July 2008. As discussed further below, we performed well above average in 2008 relative to our peers on metrics considered by the committee. The committee anticipates this will be reflected in total direct compensation for our executives in respect of 2008. In 2009, the prospect of continued low commodity prices and persistent high service costs has constrained the industry’s capital reinvestment and undermined expected rates of return in new projects. In order to manage our capital program within expected cash flows, we tentatively have reduced our 2009 capital budget by more than 50% from 2008. The committee anticipates that the current economic recession will modestly impact base salaries for 2009. To the extent that adverse macroeconomic conditions or our reduced capital budget impact our performance in 2009, they may affect the aggregate amount of total direct compensation for 2009 anticipated to be determined in 2010. The committee does not expect adverse macroeconomic conditions, including their impact on our stock price, to result in changes to the objectives, guidelines or mechanics for determining executive compensation.

An example of the impact of adverse macroeconomic conditions on compensation involves our 2008 long-term performance-based restricted stock awards. In June and July 2008, the compensation committee, in consultation with its compensation consultant, Hay Group, recommended and our board of directors authorized these awards to officers and other senior employees. These awards vest over a longer period (five to seven years) than the typical three to four year vesting of our annual awards and unlike the annual awards, do not begin vesting until our stock price reaches a sustained $38.00 and $46.00 per share. During 2008, our stock price came to within approximately $3.00 and $11.00 of the threshold prices necessary to trigger initial vesting of these awards. By year-end 2008, our stock price was almost $30.00 less than the initial per share vesting threshold due to the significant decline in our stock price that paralleled declines in industry stock prices and the market generally. The committee intended these additional longer-term awards to incentivize and reward value creation, help retention, and compensate for our lack of a retirement program. The subsequent unanticipated decline in our stock price and depressed industry conditions have frustrated the committee’s goals due to the reduced likelihood of vesting in a time frame that may meaningfully reward value creation. Nevertheless, consistent with aligning the interests of our executives with those of our stockholders and the retirement aspect of the awards, the committee does not expect to adjust them. The 2008 long-term performance-based restricted stock awards are an additional extraordinary element of total direct compensation. They are expected to have minimal impact on 2008 total direct compensation considerations due to the contingent nature of their actual realization, particularly in light of depressed industry and broader market stock prices.

Our board of directors considers that our compensation, as well as policies and procedures identified above in “Corporate Governance” and below in “Transactions with Related Persons,” are intended to mitigate incentives to take excessive risks. Our board approves our capital budget and material transactions, the board’s executive committee approves our production hedging activities pursuant to guidelines approved by the board, and the board’s compensation and nominating and corporate governance committees consider overriding royalty interest programs in which some employees and executives participate (see “Transactions with Related Persons — Overriding Royalty Interests”). The compensation committee considers that the three-year period it uses in measuring our performance relative to that of our peers and the three to four-year vesting of annual equity awards helps disincentivize excessive risk taking by encouraging a focus on sustainable and sustained performance.

Role of Compensation Consultants

The compensation committee has sole authority to retain and terminate any compensation consulting firm. The committee independently retains a compensation consultant to assist the committee in its deliberations regarding executive compensation. Since 2006, consultants to the committee have provided independent, third-party executive compensation reviews, including peer group comparative analyses of total direct compensation and its elements. The consultants also have advised the committee regarding implementation in a given year of its executive compensation guidelines, based largely upon the committee’s request for advice to achieve the objectives outlined above.

The consultants have included Longnecker & Associates in 2006, Mercer Human Resource Consulting, Inc. in 2006 and 2007, and Hay Group, Inc. in 2007 and 2008.

The committee asked Hay Group for advice regarding base salary, annual bonus, nature and amount of long-term incentives, retirement benefits, perquisites, severance and change-of-control provisions, performance measures for near and long-term incentives, peer group size and constituents, and market data. Hay Group evaluated our executive compensation and executive employment agreements. It recommended continued focus on total direct compensation and our goal to achieve the compensation objectives outlined above while remaining competitive with the external market. It recommended no material changes to existing arrangements.

Role of CEO

The compensation committee typically provides to our chief executive officer guidelines regarding compensation of the other named executive officers based upon its deliberations concerning data and recommendations from the compensation consultant. These guidelines usually include information regarding the compensation of the four or five most highly paid executives of our peer group companies. Our chief executive officer then makes recommendations to the compensation committee regarding total direct compensation for each of our other named executives, including base salaries, bonuses and long-term incentive grants. The compensation committee considers, discusses, and as appropriate, modifies and takes action on such recommendations. The compensation committee determines and approves, either as a committee or together with other independent directors (as directed by the board), the compensation of our chief executive officer. The committee recommends to the board of directors compensation for our other executive officers.

Tally Sheets

In considering executive compensation for 2008, the compensation committee analyzed tally sheets prepared by Hay Group with our assistance. Tally sheets were prepared for each of our executive officers covering each year from 2004 through 2008. The tally sheets presented the dollar amount of each component of compensation, including annual base salary, annual bonus, the grant date fair value of equity awards, our annual cost of benefits, and perquisites. The tally sheets included information about equity grants made during those years, including type, amount, vesting status, values and unrealized gains. The tally sheets also presented potential payments upon employment termination or change of control under the executive employment agreements and our equity plans.

The overall purpose of the tally sheets was to aggregate on a uniform basis all of the elements of actual and potential executive compensation. The compensation committee concluded that compensation of the named executives was consistent with its expectations. In respect of total direct compensation for 2008, the committee expects to use an essentially formulaic application of its guidelines, relying primarily on peer group analyses outlined in this compensation discussion and analysis.

Peer Group

The peer group is selected annually by the compensation committee with the assistance of an independent compensation consultant. Members of the peer group used in determining compensation in respect of 2008 are publicly-traded independent oil and gas companies selected based on annual revenue, market capitalization, total assets, and areas of operation. The committee anticipates that these will continue to be relevant criteria in selecting constituents of the peer group from time to time, and that peer group constituents may change if selection criteria change or circumstances particular to peers or Mariner change. While we anticipate that there will be overlap in the peer groups used for purposes of executive compensation and the stock performance graph in our annual report on Form 10-K, we also anticipate that the criteria for the stock performance graph primarily will focus on publicly-traded independent oil and gas companies with Gulf of Mexico operations, as well as take into account revenue, capitalization and asset considerations.

For purposes of considering in 2008 base salaries for 2008 and total direct compensation in respect of 2007, including annual bonuses and restricted stock awards reported in the “2008 Grants of Plan-Based Awards” table, the peer group was: ATP Oil & Gas Corporation; Bois d’Arc Energy, Inc.; Cimarex Energy Co.; Comstock Resources, Inc.; Energy Partners, Ltd.; Newfield Exploration Company; Plains Exploration & Production Company; Stone Energy Corporation; St. Mary Land & Exploration Company; Swift Energy Company; and W&T Offshore, Inc.

With the exceptions of Bois d’Arc Energy, Inc., which was acquired by peer group member Stone Energy Corporation in 2008, and the addition of McMoRan Exploration Co., the same peer group is being used for purposes of considering base salaries for 2009 and total direct compensation in respect of 2008, including annual bonuses and restricted stock awards. The compensation committee is considering comparative peer group data provided by Hay Group for 2008 annual bonuses and equity awards and 2009 base salaries.

Total Direct Compensation

As a guideline, the compensation committee recommends that total direct compensation target the same percentile level as the percentile ranking that Mariner achieves when its performance is compared to the peer group. In making this comparison, the committee expects to take into account Mariner’s performance against its peers as of the end of the most recently completed fiscal year in certain areas, appropriately weighted. In determining the measurement period, the committee has considered that the performance of our business may be influenced by factors occurring over a period greater than one year. For example, results of capital expenditures made during a year to acquire leasehold, or to drill or develop properties may not be reflected in proved reserve growth or production until a later year. The committee also has considered that a longer measurement period may foster executive focus on sustained improvements in corporate performance and disincentivize excessive risk taking. Accordingly, the committee has lengthened the measurement period and is measuring 2008 performance metrics over the three-year period ended December 31, 2008. The committee anticipates that it will continue to use a three-year measurement period.

The metrics used to determine total direct compensation have evolved since 2006. Although the six metrics used in 2008 have been streamlined to the three outlined below, both sets of metrics yielded essentially the same results. In considering total direct compensation for 2008, the committee is using the following three metrics, weighted equally (references to appreciation, three-year, or growth compare results over a three-year period as of and for the years ended December 31, 2008 and 2005):

•	Total shareholder return.

Stock price appreciation (as of December 31, 2005, the last trade of Mariner’s common stock on PORTALtm reported by Friedman, Billings, Ramsey & Co., Inc. was at $17.75 per share on December 23, 2005).

•	Recycle ratio — three-year weighted average.

The recycle ratio compares operating cash flow per unit of production to costs incurred per unit of production replaced. The committee uses this metric as an indicator of the return for each dollar of capital invested. The recycle ratio is calculated by dividing one fraction (netback divided by production (MMcfe)) by another fraction (total costs incurred in property acquisition, exploration and development activities, divided by net additions to estimated proved reserves (MMcfe)). Netback is oil and gas sales minus the sum of lease operating costs, severance and ad valorem taxes, and transportation expense. For netback components, as well as production, total costs and estimated proved reserve additions, please refer to the indicated notes to the consolidated financial statements included in our annual reports on Form 10-K for the years ended December 31, 2008, as amended (notes 15 and 16), and 2007 (notes 14 and 15) filed with the SEC.

•	Operating cash flow per share (three-year compounded annual growth rate based upon weighted average shares outstanding — basic).

Operating cash flow is calculated by netting cash flow from operating activities against changes in operating assets and liabilities. For these components, please refer to the consolidated statements of cash flows in our annual reports on Form 10-K for the years ended December 31, 2008, as amended, and 2007 filed with the SEC.

To illustrate, if after applying these metrics, Mariner ranks in the 75th percentile in weighted average performance against the peer group, the compensation committee would consider whether our total direct compensation for an executive officer’s position should be calculated at the 75th percentile of the total direct compensation for a comparable position with our peers.

In respect of 2008, after applying these metrics, the compensation committee determined, in consultation with Hay Group, that Mariner ranked third and at approximately the 70th percentile in weighted average performance against the 11-member peer group which excludes Mariner. We anticipate that total direct compensation in respect of 2008 for our executive officers will be targeted at the 70th percentile of the total direct compensation for comparable positions within our peer group subject to individual and team performance considerations.

Salary

Base salary is intended to compensate core competence in the executive role relative to skills, experience and contributions to Mariner. Base salary provides fixed compensation determined by reference to competitive market practice.

The compensation committee targets an executive’s base salary at approximately the 50th percentile level of peer group salaries comparable to his or her position. The committee believes that while salaries should be competitive, they are not the principal motivator for sustained performance. The 2008 base salaries of the executives included in the “2008 Summary Compensation Table” were established primarily on this basis, and we anticipate that 2009 base salaries will be similarly established. This approach resulted in base salary increases in 2008 from 2007 levels of approximately 9% for Mr. Josey, 4% for Messrs. Karnes, van den Bold and Hansen, and 3% for Mr. Polasek.

Bonus

The annual performance bonus is intended to link executive compensation with corporate and individual performance. It provides annual performance-based cash incentive compensation to motivate performance that may further our long-term success. We anticipate that executive bonuses in respect of 2008 will be determined in April 2009.

The compensation committee’s guidelines contemplate that bonuses be determined by two calculations. The first calculation, which determines the maximum bonus opportunity, involves corporate performance. The second calculation, which determines the extent to which an executive may realize the bonus opportunity, involves individual or team performance. An individual’s performance may be measured against a set of personal goals that may be established annually in consultation among the executive, our chief executive officer and the committee, or in the case of the chief executive officer, in consultation with the committee, and in all cases, approved by the committee. Team performance may involve the entire executive management team or segments of it by operational function. Performance weighting and metrics used to measure corporate and individual or team performance may vary from year to year and may be proposed in advance or considered at the time of total direct compensation considerations for a given year, as is expected to be the case in determining in April 2009 total direct compensation for 2008.

In respect of 2008, we expect corporate performance will be measured by reference to the percentile level at which Mariner ranked against its peers. After applying the criteria used to determine total direct compensation outlined above, Mariner ranked at approximately the 70th percentile in weighted average performance against the peer group, yielding a bonus opportunity at this level of peer group bonuses. In considering individual and team performance, the committee intends to assess the degree to which we achieved budgeted operating cash flow, capital expenditures and production; strategic diversification of assets, including expansion in the Permian Basin and Gulf of Mexico shelf; hydrocarbon discoveries; and increased efficiency in complying with Section 404 of the Sarbanes-Oxley Act of 2002.

Equity Award

The long-term incentive portion of total direct compensation is intended to foster executive retention as well as further link executive compensation with corporate performance. The compensation committee expects that long-term incentives will continue to be in the form of restricted stock awards under our Stock Incentive Plan which is discussed above under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Equity Compensation Plan Information” and below under “Proposal to Amend Stock Incentive Plan.” The awards are expected to vest over three to four years in equal annual increments, assuming continued employment, except for certain acceleration events described further below under “— Employment, Severance and Change-of-Control Arrangements.” Assuming that corporate performance is reflected in the value of our common stock and given that restricted stock awards vest over time, the awards may foster executive retention and encourage executives to focus on, and enable them to share in, sustained improvements in corporate performance.

The compensation committee considers allocating to equity awards the difference between total direct compensation and the sum of salaries and bonuses. The sum of salary and bonus plus the grant date fair value of an equity award would be set at the same percentile level as Mariner’s rank against its peers. For example, if after applying the metrics used to determine total direct compensation outlined above Mariner ranks at the 75th percentile in weighted average performance against the peer group, the equity award value would be at a level equal to, or greater than the 75th percentile, depending upon whether the effect of paying salaries at the 50th percentile is offset through the amount of cash bonus or through the amount of equity awarded, and achieve a sum of salary, bonus and equity award consistent with total direct compensation at the 75th percentile.

The grants indicated in the “All Other Stock Awards” column of the “2008 Grants of Plan-Based Awards” table are restricted stock awards made in respect of 2007 compensation. The compensation committee recommended for each officer, and the board approved, a restricted stock award under the Stock Incentive Plan with a grant date value equal to the difference between total direct compensation and the sum of salary and bonus. The effect of paying salaries at the 50th percentile was offset through the amount of equity awarded rather than the amount of bonus paid, consistent with a goal of fostering executive focus on long-term corporate performance while achieving 2007 total direct compensation at approximately the 63rd percentile of our peer group.

In determining the 2008 grants made in respect of 2007, the compensation committee considered equity awards of 115% of the difference between total direct compensation and the sum of salaries and bonuses. To determine the number of shares to award, the committee used a targeted gain methodology that was based upon the closing price per share of our common stock on the NYSE on the date of grant, and assumed 10% annual appreciation, a five-year holding period and a four percent discount rate.

Although 2008 total direct compensation and, therefore, the annual restricted stock component have not yet been determined, the committee recommended, and the board approved, an initial grant made on January 28, 2009 pending finalization of executive compensation. The final annual grant in respect of 2008 will take these initial grants into account. As noted above, we do not expect the 2008 long-term performance-based restricted stock grants to significantly impact the determination of the size of the annual restricted stock grants or total direct compensation for 2008. The initial grants were made in anticipation that the determination of total direct compensation may be delayed this year and were made at the same time as the annual non-executive employee grants. They were not based upon any particular performance metric but instead were roughly one half of the value of the annual grant made in 2008. The initial grants are as follows (the closing price per share of our common stock on the NYSE on January 28, 2009 was $10.59):

	Number of	Grant Date
	Shares	Value

Scott D. Josey	127,094	$1,345,925
John H. Karnes	32,020	$339,092
Dalton F. Polasek	61,576	$652,090
Mike C. van den Bold	36,946	$391,258
Judd A. Hansen	36,946	$391,258

Our Insider Trading Policy, which applies to all of our directors, officers and employees, prohibits certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, in any way measured by or tied to Mariner’s securities.

Other Compensation

Consistent with our focus on total direct compensation, other compensation available to our executive officers is limited primarily to benefits available to all of our regular full-time employees, minimal perquisites or other personal benefits noted in note (4) to the “2008 Summary Compensation Table,” and termination and change of control benefits negotiated in 2005.

Employment, Severance and Change-of-Control Arrangements

In consultation with Hay Group, the compensation committee has considered our executive employment agreements, including severance and change-of-control provisions, and proposed no changes at this time. These arrangements are discussed below under “— Employment, Severance and Change-of-Control Arrangements.” The basis for payments in connection with particular severance and change-of-control events primarily are negotiations with the executives. The employment agreements with the named executives originally were negotiated in 2005, except that the agreement with Mr. Karnes was negotiated when he joined us in 2006. From Mariner’s perspective, the 2005 employment agreements were negotiated with a goal of retaining key executives critical to furthering our business objectives at a time when we were contemplating significant transformational transactions. In addition to executive retention considerations, the change-in-control arrangements were designed to help provide continuity of management in the event of an actual or threatened change in control.

The terms of outstanding equity grants made to all of our employees under the Stock Incentive Plan provide for accelerated vesting in the event of a change of control and certain employment terminations. As described below under “— Employment, Severance and Change-of-Control Arrangements,” officer employment agreements also provide for such accelerated vesting.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers employed as of the end of the year. This limitation does not apply to certain performance-based compensation arrangements approved by stockholders. Our Stock Incentive Plan has been approved by our stockholders and we expect performance-based awards under it to be deductible. With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.

We will continue to review our executive compensation practices and seek to preserve tax deductions for executive compensation to the extent consistent with our objective of attracting, motivating and retaining executive talent that can foster achievement of our business goals. We also expect to consider the tax and accounting impact of various possible compensation programs to balance the potential cost to us with the benefit or value to the executive.

Compensation Tables

The table below summarizes the total compensation for 2008, 2007 and 2006 of each of the named executive officers for services rendered in all capacities to us.

2008 Summary Compensation Table

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)(2)

Scott D. Josey,	2008	540,000	(2)	3,257,090	82,426	25,682	3,905,198
Chairman of the Board, Chief	2007	495,000	925,000	1,135,513	423,740	43,357	3,022,610
Executive Officer and President	2006	475,000	1,000,000	3,683,423	423,740	23,399	5,605,562

John H. Karnes,	2008	260,000	(2)	552,786	0	18,927	831,713
Senior Vice President,	2007	250,000	325,000	155,341	0	18,591	748,932
Chief Financial Officer and Treasurer(1)	2006	50,129	166,000	14,097	0	3,666	233,892

Dalton F. Polasek,	2008	350,000	(2)	1,493,638	42,037	19,692	1,905,367
Chief Operating Officer	2007	340,000	500,000	607,137	216,107	36,886	1,700,130
	2006	300,000	526,000	1,715,411	216,107	19,863	2,777,381

Mike C. van den Bold,	2008	260,000	(2)	1,014,684	30,498	18,836	1,324,018
Senior Vice President and Chief	2007	250,000	350,000	410,301	156,784	31,872	1,198,957
Exploration Officer	2006	240,000	401,000	1,255,330	156,784	19,102	2,072,216

Judd A. Hansen,	2008	260,000	(2)	936,175	19,782	20,575	1,236,532
Senior Vice President —	2007	250,000	400,000	336,420	101,697	30,182	1,118,299
Shelf and Onshore	2006	226,140	401,000	887,570	101,697	20,440	1,636,847

(1)	We employed Mr. Karnes as Senior Vice President, Chief Financial Officer and Treasurer in October 2006. His initial base salary on an annualized basis for 2006 was $235,000. We agreed that if he remained employed by us until such time in 2007 as bonuses in respect of performance in 2006 were paid to our other officers, then for his services during 2006, we would pay him a guaranteed bonus of not less than $125,000 and grant him no fewer than 20,000 restricted shares of our common stock, with an expected vesting schedule consistent with the vesting schedule for other officers.

(2)	The amount of bonus in respect of 2008 has not been determined as of the latest practicable date. We expect executive bonuses to be determined in April 2009 and disclosed, along with total compensation updated to include bonuses, in a filing with the SEC on Form 8-K. The 2006 bonus amount includes a $1,000 bonus paid to all Mariner employees except Mr. Josey.

(3)	Represents the proportionate amount of the total fair value of stock and option awards recognized by Mariner as an expense in the year indicated for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The portion of the grant date fair values of these awards that was so expensed was determined in accordance with FAS 123R. The awards for which expense is shown in this table for 2008 include awards made in 2008 described in the “2008 Grants of Plan-Based Awards” table below. In addition, the awards for which expense is shown in this table for a given year include awards made in that year as well as awards made in prior year(s) for which we continued to recognize expense in the given year. The assumptions used in determining the grant date fair values of these awards are described in note 5 to Mariner’s consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2008, as amended, 2007 and 2006 filed with the SEC.

(4)	Includes the following amounts in respect of 2008:

	401(k) Employer	401(k) Employer	Disability-related
	Matching	Profit Sharing	Insurance	Life Insurance
	Contribution	Contribution	Premiums	Premiums	Total
Name	($)	($)	($)	($)	($)

Scott D. Josey	7,750	9,200	5,100	3,632	25,682
John H. Karnes	7,750	9,200	1,977	—	18,927
Dalton F. Polasek	7,750	9,200	2,742	—	19,692
Mike C. van den Bold	7,750	9,200	1,886	—	18,836
Judd A. Hansen	7,750	9,200	3,265	—	20,575

We provide all our regular full-time employees life insurance equal to twice base salary, up to a maximum benefit of $700,000, except that under Mr. Josey’s employment agreement, we agree to provide life insurance equal to twice base salary. Each of the named executives received less than $10,000 in estimated perquisites and other personal benefits. These personal benefits consisted primarily of club memberships, personal use of sports and entertainment tickets, and personal airfare.

The following tables provide information about equity awards granted to the named executive officers in 2008, outstanding at December 31, 2008, and exercised or vested in 2008.

2008 Grants of Plan-Based Awards

					All Other
					Stock Awards:
		Estimated Future Payouts			Number of
		Under Equity Incentive Plan			Shares of	Grant Date Fair
	Grant	Awards(1)(3)			Stock or	Value of Stock
Name	Date	Threshold (#)	Target (#)	Maximum (#)	Units (#)(2)(3)	Awards ($)(4)

Scott D. Josey	6/16/2008	237,059	—	237,059		7,988,889
	3/24/2008				95,804	2,580,002

John H. Karnes	6/16/2008	39,510	—	39,510		1,331,487
	3/24/2008				24,137	650,009

Dalton F. Polasek	6/16/2008	89,556	—	89,556		3,018,037
	3/24/2008				46,417	1,250,010

Mike C. van den Bold	6/16/2008	65,850	—	65,850		2,219,145
	3/24/2008				27,850	750,000

Judd A. Hansen	6/16/2008	65,850	—	65,850		2,219,145
	3/24/2008				27,850	750,000

(1)	The stock awards are restricted shares of our common stock granted in 2008 pursuant to restricted stock agreements under our Stock Incentive Plan’s Long Term Performance Based Restricted Stock Program (the “Program”). Under the Program, restricted stock generally vests as follows: (i) 40% of the shares vest pro rata over five years beginning on the first anniversary of the date on which the rolling 15-day average closing price per share of our common stock is $38 or more but less than $46 (“40% Qualification Event”), and (ii) the remaining 60% of the shares vest pro rata over seven years beginning on the first anniversary of the date on which the rolling 15-day average closing price per share of our common stock is $46 or more (“100% Qualification Event”), in each case, if the participant then remains employed by us. All unvested shares which do not become subject to these vesting schedules before June 16, 2018 are then forfeited. The Program provides for accelerated vesting of some or all shares upon a change of control and certain employment terminations. Upon a change of control involving consideration for our common stock of, or a termination of employment due to a participant’s death or disability which occurs when the rolling 15-day average closing price of our common stock is:

•	$46 or more per share, all shares fully vest,

•	$38 or more but less than $46 per share, the number of shares that vests is the greater of the number of shares that (i) would vest pro rata for each cent of share consideration or price, as applicable, beginning with 40% vesting at $38 per share up to 100% vesting at $46 per share, or (ii) became subject to vesting upon a previous 40% Qualification Event and 100% Qualification Event, and

•	less than $38 per share and a 40% Qualification Event or 100% Qualification Event previously occurred, the shares which then became subject to vesting fully vest.

Partial accelerated vesting also occurs upon a qualified retirement and if there is a tax liability upon retirement eligibility with no employment termination. Upon a termination of employment by us without cause or by participant for good reason which occurs after a (i) 100% Qualification Event, one-fifth of 40% of the shares granted plus one-seventh of 60% of the shares granted vests, and (ii) 40% Qualification Event, one-fifth of 40% of the shares granted vests. Shares which do not vest upon a change of control or employment termination are forfeited.

(2)	The stock awards are restricted shares of our common stock granted in 2008 under our Stock Incentive Plan pursuant to a restricted stock agreement. The restricted stock generally vests 25% on each of the first four anniversaries of the date of grant if the executive then remains employed by us, except that unvested shares fully vest upon a change in control or termination of his employment by us without cause, by him for good reason, or due to his disability or death.

(3)	Under our Stock Incentive Plan, before restricted stock vests, the shares cannot be disposed but may be voted and entitled to dividends paid to holders of our common stock. Cash dividends, if any, on unvested shares are to be paid no later than (i) the end of the calendar year in which dividends are paid to our common stock holders or (ii) the 15th day of the third month after the date such dividends are paid. Stock dividends result in an automatic proportionate adjustment to the number of unvested shares of restricted stock.

(4)	The dollar amount indicated is the aggregate grant date fair value computed in accordance with FAS 123R. The assumptions used in determining the grant date fair value are described in note 5 (Share-Based Compensation) to Mariner’s consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, as amended, filed with the SEC.

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
							Equity	Equity
							Incentive	Incentive Plan
							Plan	Awards:
							Awards:	Market or
						Market	Number of	Payout Value
	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)(1)	(#)(1)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(2)	($)(3)	(#)(4)	($)(3)

Scott D. Josey	200,000	0	14.00	3/11/2015	259,367	2,645,543	237,059	2,418,002
John H. Karnes	0	0	0	—	48,230	491,946	39,510	403,002
Dalton F. Polasek	102,000	0	14.00	3/11/2015	132,172	1,348,154	89,556	913,471
Mike C. van den Bold	74,000	0	14.00	3/11/2015	84,454	861,431	65,850	671,670
Judd A. Hansen	32,000	0	14.00	3/11/2015	76,154	776,771	65,850	671,670

(1)	Each option was granted on March 11, 2005 under our Stock Incentive Plan pursuant to an option agreement. The options vested one third on each of the first three anniversaries of the date of grant and were fully vested as of March 11, 2008. Vested options cease to be exercisable three months after termination of executive’s employment by us without cause or by him for good reason, one year after termination due to disability or death, and upon termination in any other circumstance.

(2)	Each stock award is of restricted shares of our common stock granted under our Stock Incentive Plan pursuant to a restricted stock agreement. The restricted stock generally vests 25% on each of the first four anniversaries of the date of grant if the executive then remains employed by us, except that unvested shares fully vest upon a change in control or termination of his employment by us without cause, by him for good reason, or due to his disability or death. Grant dates are as follows:

Number of
Shares or
Units of
Stock That
Have Not
Vested
Name	(#)	Grant Date

Scott D. Josey	95,804	3/24/2008
	96,239	5/9/2007
	67,324	5/9/2006

John H. Karnes	24,137	3/24/2008
	16,593	5/9/2007
	7,500	10/23/2006

Dalton F. Polasek	46,417	3/24/2008
	48,119	5/9/2007
	37,636	5/9/2006

Mike C. van den Bold	27,850	3/24/2008
	29,867	5/9/2007
	26,737	5/9/2006

Judd A. Hansen	27,850	3/24/2008
	28,208	5/9/2007
	20,096	5/9/2006

Subject to such accelerated vesting, each grant made on (i) March 24, 2008 vests 25% on each of March 24 2009, 2010, 2011 and 2012, (ii) May 9, 2007 vests 25% on each of May 9, 2008, 2009, 2010 and 2011, (iii) October 23, 2006 vests 25% on each of October 23, 2007, 2008, 2009 and 2010, and (iv) May 9, 2006 vests 25% on each of May 9, 2007, 2008, 2009 and 2010.

(3)	Based upon the $10.20 closing price per share of Mariner’s common stock on the NYSE on December 31, 2008.

(4)	These are the restricted stock awards described in note (1) to the “2008 Grants of Plan-Based Awards” table above. As of December 31, 2008, neither a 40% nor a 100% Qualification Event had occurred to trigger vesting.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Excerise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Scott D. Josey	—	—	65,742	2,055,095
John H. Karnes	—	—	9,281	219,062
Dalton F. Polasek	—	—	34,859	1,089,692
Mike C. van den Bold	—	—	23,325	729,140
Judd A. Hansen	16,000	219,931	19,451	608,038

(1)	Based upon the difference between the closing price per share of Mariner’s common stock on the NYSE of (i) $27.86 on the March 13, 2008 exercise date and the $14.00 per share exercise price of the option in respect of 12,414 shares, and (ii) $27.35 on the March 12, 2008 exercise date and the $14.00 per share exercise price of the option in respect of 3,586 shares.

(2)	Based upon the closing price per share of Mariner’s common stock on the NYSE of $31.26 on the May 9, 2008 vesting date, except with respect to one of Mr. Karnes’ awards for which the closing price was $12.31 on the October 23, 2008 vesting date.

Employment, Severance and Change-of-Control Arrangements

We have employment agreements with our executive officers. Each employment agreement automatically renews for an additional one-year term on each March 2 for Messrs. Josey, Polasek, van den Bold and Hansen, and each October 15 for Mr. Karnes, in each case, unless 90 days’ prior notice is given.

The employment agreements provide for a base salary that may be adjusted annually in the sole discretion of Mariner’s Board of Directors and a discretionary annual performance bonus. Discretionary salary adjustments and bonuses are based on market survey data, corporate performance, and the executive’s performance. The agreements also provide for participation in our benefit plans and programs. Mr. Josey’s agreement additionally provides for life insurance equal to two times his base salary.

Severance Benefits

Under the employment agreements, we agree to provide the following severance benefits if we terminate the executive’s employment without cause or upon his disability, he terminates his employment for good reason, or in the case of Mr. Josey, we do not renew his agreement:

•	a lump sum severance payment equal to 2.99 (for Messrs. Josey and Karnes) or 2.5 (for Messrs. Polasek, van den Bold and Hansen) times the sum of his base salary plus his three-year average annual bonus;

•	health care coverage for the executive, his spouse and dependents for two years (for Messrs. Josey and Polasek) or 18 months (for Messrs. Karnes, van den Bold and Hansen) after termination under our group health plan on the same basis as our active executive employees (except to the extent another employer’s group health care coverage is available), provided that the executive must reimburse us for his portion of the premium on a monthly basis; and

•	50% vesting of rights under equity plans (to the extent then less than 50% vested), including our Stock Incentive Plan. Specific awards under equity plans vest in accordance with their terms. For example, see the notes to each of the “Grants of Plan-Based Awards” table and “Outstanding Equity Awards at Fiscal-Year End” table above regarding vesting terms of outstanding restricted stock and options.

To be eligible for severance under the employment agreements, the executive must agree in writing to waive and release claims against us arising before termination. He also must keep in confidence and not use our confidential information for two years after termination. If within one year after an executive’s termination our Board of Directors determines cause existed before, on or after the termination, he is ineligible for severance and must return to us any severance paid.

The employment agreements define “cause,” “good reason” and “disability” as follows:

•	We can terminate the executive’s employment for “cause” if he:

(1)	is grossly negligent in performing his duties, materially mismanages the performance of his duties, or materially fails or is unable (other than due to death or disability) to perform his duties,

(2)	commits any act of willful misconduct or material dishonesty against us or any act that results in, or could reasonably be expected to result in, material injury to our reputation, business or business relationships,

(3)	materially breaches the agreement, any fiduciary duty owed to us, or any written policies applicable to him,

(4)	is convicted of, or enters a plea bargain, a plea of nolo contendre or settlement admitting guilt for, any felony, any crime of moral turpitude, or any other crime that could reasonably be expected to have a material adverse impact on us or our reputation, or

(5)	materially violates any federal law regulating securities (without having relied on the advice of our legal counsel to perform certain required acts) or is subject to any final order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving fraud.

•	The executive can terminate his employment for “good reason” if, without his consent:

(1)	we materially breach the agreement,

(2)	we require him to relocate outside of the Houston metropolitan area,

(3)	our successor fails to assume the agreement by the time it acquires substantially all of our equity, assets or businesses,

(4)	we materially reduce the executive’s title, responsibilities, or duties, or

(5)	we assign to the executive any duties materially inconsistent with his office.

•	We can terminate the executive’s employment due to a “disability” if he has sustained sickness or injury that renders him incapable, with reasonable accommodation, of performing the duties and services required of him for 90 (60 in Mr. Josey’s case) consecutive calendar days or a total of 120 calendar days during any 12-month period.

Change of Control Benefits

The employment agreements provide for the following change-of-control benefits:

•	Upon a change of control that occurs while the executive is employed, or within nine months after he terminates his employment for good reason or we terminate his employment without cause, he becomes 100% vested in unvested rights under equity plans.

•	The employment agreements with Messrs. Josey, Polasek, van den Bold and Hansen provide that if:

(1)	he terminates his employment with or without good reason within nine months after a change of control occurs while he is employed,

(2)	we terminate his employment without cause within nine months after a change of control occurs while he is employed, or

(3)	a change of control occurs within nine months after we terminate his employment without cause or he terminates his employment for good reason,

then he becomes entitled to a lump sum payment equal to 2.99 (for Mr. Josey) or 2.5 (for Messrs. Polasek, van den Bold and Hansen) times the sum of his base salary plus his three-year average annual bonus, less any severance previously paid in respect of our termination without cause or his termination for good reason.

If within one year after an executive’s termination our Board of Directors determines cause existed before, on or after the termination, he is ineligible for these change-of-control benefits and must return to us any benefits paid.

Under the employment agreements, a “change of control” means:

•	the acquisition by any person or group of affiliated or associated persons of more than 35% of the voting power of our stock,

•	the consummation of a sale of all or substantially all of our assets,

•	our dissolution, or

•	the consummation of any merger, consolidation, or reorganization involving us in which, immediately after giving effect to the transaction, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by our stockholders immediately before the transaction.

The merger of our subsidiary with a subsidiary of Forest Oil Corporation on March 2, 2006 resulted in a change of control under then outstanding employment agreements. Each executive officer of Mariner as of March 2, 2006 became entitled to receive a cash payment of $1,000 in exchange for waiving certain rights under his or her employment agreement that otherwise would have applied as a result of the merger. Rights waived included accelerated vesting of restricted stock and options upon the merger, and the right to receive a lump sum cash payment if the officer terminated his or her employment with or without good reason within nine months after the merger.

The employment agreements with Messrs. Karnes and Hansen prohibit the executive from soliciting our employees for employment during the year following his termination, except that these non-solicitation provisions cease to apply after a change of control, a termination by us without cause or a termination by the executive for good reason. As a result of the change of control upon the merger of our subsidiary with a subsidiary of Forest Oil Corporation, the non-solicitation provisions of employment agreements with the other named executive officers ceased to apply on March 2, 2006.

Potential Payments Upon Termination or Change of Control

The following table estimates the value of the termination payments and benefits that each of our named executive officers would receive if his employment terminated or a change of control occurred on December 31, 2008 under the circumstances shown and making the indicated assumptions. The table excludes (i) amounts accrued through December 31, 2008 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for 2008, and (ii) benefits generally available to all of our regular full-time employees.

				Upon or within
		Before or After		9 Months After
		Change of Control		Change of Control
		Termination	Change of	Termination
		Without Cause or	Control	by Executive
		by Executive for	Without	Without	Termination for
		Good Reason	Termination	Good Reason	Disability	Death
Name	Benefit	($)	($)	($)	($)	($)

Scott D. Josey	Severance Pay	4,729,184	0	4,729,184	4,729,184	0
	Accelerated Stock Vesting(1)	2,645,543	2,645,543	2,645,543	2,645,543	2,645,543
	Health Benefits Continuation(2)	40,500	0	0	0	0
	Disability Insurance(3)	0	0	0	4,536,000	0
	Life Insurance(4)	0	0	0	0	1,080,000
	Tax Gross Up(5)	0	0	0	N/A	N/A

	Total	7,415,227	2,645,543	7,374,727	11,910,727	3,725,543

John H. Karnes	Severance Pay	1,511,445	0	0	1,511,445	0
	Accelerated Stock Vesting(1)	491,946	491,946	0	491,946	491,946
	Health Benefits Continuation(2)	30,375	0	0	0	0
	Disability Insurance(3)	0	0	0	4,389,000	0
	Tax Gross Up(5)	594,554	0	0	N/A	N/A

	Total	2,628,320	491,946	0	6,392,391	491,946

Dalton F. Polasek	Severance Pay	2,213,333	0	2,213,333	2,213,333	0
	Accelerated Stock Vesting(1)	1,348,154	1,348,154	1,348,154	1,348,154	1,348,154
	Health Benefits Continuation(2)	40,500	0	0	0	0
	Disability Insurance(3)	0	0	0	2,134,000	0
	Tax Gross Up(5)	0	0	0	N/A	N/A

	Total	3,601,987	1,348,154	3,561,487	5,695,487	1,348,154

Mike C. van den Bold	Severance Pay	1,642,500	0	1,642,500	1,642,500	0
	Accelerated Stock Vesting(1)	861,431	861,431	861,431	861,431	861,431
	Health Benefits Continuation(2)	19,518	0	0	0	0
	Disability Insurance(3)	0	0	0	4,599,000	0
	Tax Gross Up(5)	0	0	0	N/A	N/A

	Total	2,523,449	861,431	2,503,931	7,102,931	861,431

Judd A. Hansen	Severance Pay	1,588,333	0	1,588,333	1,588,333	0
	Accelerated Stock Vesting(1)	776,771	776,771	776,771	776,771	776,771
	Health Benefits Continuation(2)	18,927	0	0	0	0
	Disability Insurance(3)	0	0	0	3,045,000	0
	Tax Gross Up(5)	0	0	0	N/A	N/A

	Total	2,384,031	776,771	2,365,104	5,410,104	776,771

(1)	Based upon the closing price per share of Mariner’s common stock on the NYSE on December 31, 2008 of $10.20, multiplied by the number of shares of restricted stock that would vest upon occurrence of the event indicated on December 31, 2008.

(2)	The indicated amount is the estimated aggregate monthly premiums payable by us for continued group health coverage for 24 months (Messrs. Josey and Polasek) or 18 months (Messrs. Karnes, van den Bold and Hansen) after December 31, 2008 and excludes the monthly premium payable by executive. The amount indicated assumes continuation of the same health care coverage executive had in effect on December 31, 2008.

(3)	Assumes executive is terminated on December 31, 2008 because he has been completely and catastrophically disabled for at least 90 days and remains so for the maximum benefit period which begins upon termination and continues until executive is age 65. The amount indicated is the estimated aggregate amount of benefits executive would receive during this period under our group long term disability policy and various supplemental disability policies, assuming satisfaction of conditions for payment.

(4)	Under his employment agreement, we agree to provide Mr. Josey life insurance equal to two times his base salary.

(5)	Each executive’s employment agreement provides that he is entitled to a full tax gross-up payment if the aggregate payments and benefits to be provided constitute a “parachute payment” subject to a Federal excise tax. This tax applies to certain payments made in connection with a change of control.

COMPENSATION COMMITTEE REPORT

The compensation committee of Mariner’s board of directors has reviewed and discussed with Mariner’s management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

John F. Greene (Chairman)
Alan R. Crain
Jonathan Ginns

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the compensation committee of our board of directors during 2008: Alan R. Crain, Jonathan Ginns and John F. Greene. None of such persons was an officer or employee of Mariner during 2008 or at any time in the past, or had any relationship requiring disclosure under “Transactions with Related Persons” in this proxy statement.

TRANSACTIONS WITH RELATED PERSONS

Overriding Royalty Interests

We have obligations concerning overriding royalty interest (ORRI) arrangements with four of our officers that are summarized below. The nominating and corporate governance committee of our board of directors has approved and ratified these ORRI arrangements pursuant to the Related Party Transaction Approval Policy described below under “— Policies.” The committee considered that our ongoing obligations and the officers’ ongoing rights under these arrangements were established in 2002, that these rights and obligations continue to exist regardless of the relationship of the parties to one another, that these rights and obligations have not had in the last three years and do not have any relationship to the performance of these officers in their capacity as officers or employees of Mariner, and that there were valid business reasons for us to enter into the original arrangements.

In 2002, two of our current executive officers, Dalton F. Polasek, Chief Operating Officer, and Judd A. Hansen, Senior Vice President — Shelf and Onshore, received assignments of ORRIs in certain leases acquired by us. A consulting company owned in part by Mr. Polasek was assigned a 2% ORRI from us in four federal offshore leases as partial consideration for having brought the related prospect to us. With our knowledge and consent, the consulting company subsequently assigned portions of the ORRIs to Mr. Hansen and a company owned by Mr. Polasek. At the time of the assignments, Messrs. Polasek and Hansen served Mariner as officers and consultants but were not employed by Mariner. No payments were made in respect of these ORRIs until 2004. In 2008 and 2007, Mariner paid $41,115 and $77,480, respectively, to each of Messrs. Polasek (through an entity owned by him) and Hansen in respect of these ORRIs. Mariner made no such payments in 2006.

We may have obligations under previously terminated employment and consulting agreements to assign additional ORRIs in some of our oil and natural gas prospects to current and former employees and consultants. Cory L. Loegering, Senior Vice President — Deepwater, and Richard A. Molohon, Vice President — Reservoir Engineering, are the only current executive officers who may be entitled to receive ORRIs from time to time under any of these agreements. Mariner made net cash payments to each of Mr. Loegering of $754,037, $638,055 and $493,186 in 2008, 2007 and 2006, respectively, and Mr. Molohon of $568,510, $480,260 and $369,863 in 2008, 2007 and 2006, respectively, in respect of ORRIs assigned from time to time pursuant to an ongoing right to receive such ORRIs that was established in 2002 when these officers ceased participating in our ORRI Incentive Compensation Program.

All ORRIs assigned to these parties are excluded from Mariner’s interests evaluated in our reserve report.

8% Senior Notes due May 15, 2017

In 2007, we sold and issued $300 million aggregate principal amount of our 8% Senior Notes due May 15, 2017 (the “Notes”), all of which remained outstanding as of March 17, 2009 and may trade in the open market. The Notes mature on May 15, 2017 unless we earlier redeem or purchase them. Interest on the Notes is payable by us on May 15 and November 15 of each year. Additional information regarding the Notes is included in note 3 (Long-Term Debt) to Mariner’s consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, as amended.

During 2008, directors Bernard Aronson and Jonathan Ginns reported to us purchases of Notes in the open market amounting to substantially less than one percent of the aggregate principal amount of Notes outstanding. Mr. Aronson purchased $335,000 in aggregate principal amount of the Notes for which he paid market prices of $162,000 for $300,000 in principal amount and $16,975 for the remaining $35,000 in principal amount. An entity controlled by Mr. Ginns purchased $365,000 in aggregate principal amount of the Notes for which it paid market prices of $162,000 for $300,000 in principal amount and $31,525 for the remaining $65,000 in principal amount. Mr. Aronson and the entity controlled by Mr. Ginns purchased the Notes after November 15, 2008 and no interest was payable or paid to them in 2008 in respect of their Notes. As of March 17, 2009, we had made no payments to Messrs. Aronson or Ginns (or the purchasing entity controlled by him) in respect of the Notes.

Our Related Party Transaction Approval Policy described below under “— Policies” preapproves transactions available to our employees generally. The open market purchase of Notes is available to our employees generally, subject, in the case of directors and employees, to compliance with our Insider Trading Policy. Accordingly, open market purchases of Notes by Messrs. Aronson and Ginns are preapproved under the Related Party Transaction Approval Policy. In addition, as discussed above under “Corporate Governance — Independent Directors,” our board of directors has determined that the purchases and resulting Note ownership do not involve material relationships, and that Messrs. Aronson and Ginns remain independent.

Policies

We recognize that transactions between Mariner and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of Mariner and its stockholders. Therefore, as a general matter and in accordance with our Code of Business Conduct and Ethics, which applies to our directors, officers and employees, it is Mariner’s preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, Mariner’s best interests.

Therefore, the audit committee has adopted a formal policy which requires the nominating and corporate governance committee to review and, if appropriate, to approve or ratify related party transactions.

Pursuant to our Related Party Transaction Approval Policy, the nominating and corporate governance committee will review transactions in which Mariner participates, the amount involved is expected to exceed $120,000, and any of our directors or executives, or any holder of more than five percent of our common stock, has a direct or indirect interest. In determining whether to approve a related party transaction, the nominating and corporate governance committee will consider relevant factors, such as:

•	whether the terms are fair to us and no less favorable than those obtainable under similar circumstances if a related person is not involved;

•	whether there are business reasons for us to enter into the transaction;

•	whether the transaction is material, considering the (i) interest of each related person in the transaction, (ii) relationship of each such related person to the transaction and each other, (iii) dollar amount involved, and (iv) significance of the transaction to our investors in light of all the circumstances;

•	whether the transaction would impair the independence of an outside director of Mariner; and

•	whether the transaction would present an improper conflict of interest for a director or executive officer of Mariner, considering the (i) size of the transaction, (ii) overall financial position of the director or executive officer, (iii) direct or indirect nature of the director’s or executive officer’s interest in the transaction, and (iv) ongoing nature of any proposed relationship.

Certain transactions have been pre-approved or ratified under the policy, including:

•	executive compensation arrangements approved, or recommended to our board of directors for approval, by the compensation committee,

•	director compensation arrangements approved by our board of directors,

•	a transaction between us and another entity in which a related person has a relationship solely as a director, a less than five percent equity holder, or an employee (other than an executive officer),

•	a transaction between us and another entity in which a related person has a relationship if the aggregate amount involved does not, in any single fiscal year, exceed the greater of $1 million or two percent of that entity’s consolidated annual revenues,

•	a transaction in which a related person has an interest solely as a holder of our equity securities and all holders receive the same benefit on a pro rata basis, and

•	transactions available to our employees generally.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Under the Audit Committee Charter, the audit committee of our board of directors has sole authority to retain, compensate, evaluate and terminate Mariner’s independent auditors. Our independent auditors report directly to the audit committee. The audit committee has selected Deloitte & Touche LLP as Mariner’s independent auditors for the current fiscal year ending December 31, 2009. Although ratification by the stockholders of this selection is not required by law or Mariner’s bylaws, the audit committee believes it is appropriate to seek stockholder ratification of the selection in light of the critical role played by the independent auditors in auditing Mariner’s financial statements and the effectiveness of its internal control over financial reporting. If this selection is not ratified at the annual meeting, the audit committee intends to reconsider its selection of independent auditors for the fiscal year ending December 31, 2009.

Our board of directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as Mariner’s independent auditors for the fiscal year ending December 31, 2009.

Deloitte & Touche LLP served as Mariner’s independent auditors for the fiscal year ended December 31, 2008. Representatives of Deloitte & Touche are expected to be present at this annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

Audit Fees.  The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of Mariner’s financial statements for 2008 and 2007, and the reviews of Mariner’s financial statements included in its quarterly reports on Form 10-Q filed with the SEC during 2008 and 2007 were approximately $1,698,500 for 2008 and $1,849,175 for 2007.

Audit-Related Fees.  The aggregate fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of Mariner’s financial statements and are not reported above under the caption “Audit Fees” were approximately $135,580 in 2008 and $279,700 in 2007. These services primarily related to the audit of our 401(k) plan and certifications required by our senior secured credit facility in both years, and consultations with us regarding Section 404 of the Sarbanes-Oxley Act of 2002 and registered offerings in 2007.

Tax Fees.  Deloitte & Touche LLP billed no fees in 2008 or 2007 for professional services to Mariner for tax compliance, tax advice or tax planning.

All Other Fees.  The aggregate fees billed by Deloitte & Touche LLP for professional services provided to Mariner that are not reported above under the captions “Audit Fees” and “Audit-Related Fees” were approximately $166,500 in 2008 and $55,000 in 2007 related to potential acquisition due diligence work. Deloitte & Touche LLP billed no other fees in 2008 or 2007 for products and services it provided to Mariner that are not reported above under the captions “Audit Fees” and “Audit-Related Fees.”

Audit Committee Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee Charter, the audit committee of our board of directors must approve in advance (1) the retention of independent auditors for the performance of all audit and lawfully permitted non-audit services, and (2) the fees to be paid for such services. The audit committee must pre-approve any audit services and any permissible non-audit services to be provided by our independent auditors on our behalf that do not fall within any exception to the pre-approval requirements established by the SEC. The Audit Committee Charter specifies certain non-audit services that under the Sarbanes-Oxley Act of 2002 cannot be performed by our independent auditors.

AUDIT COMMITTEE REPORT

The audit committee oversees Mariner’s financial reporting process on behalf of the board of directors. Management is responsible for Mariner’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on the fairness of the presentation of Mariner’s audited financial statements in conformity with accounting principles generally accepted in the United States. The independent auditor also is responsible for expressing an opinion on the effectiveness of Mariner’s internal control over financial reporting. The audit committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluation of Mariner’s internal control over financial reporting and the overall quality of Mariner’s financial reporting.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and Deloitte & Touche LLP, Mariner’s independent auditor for 2008, Mariner’s audited financial statements for the year ended December 31, 2008. The audit committee has discussed with Deloitte & Touche various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU§ 380), Communication with Audit Committees. The audit committee has received from Deloitte & Touche the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee, and has discussed with Deloitte & Touche its independence from Mariner and its management. The audit committee also has considered the compatibility of any non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements for fiscal 2008 be included in Mariner’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Members of the Audit Committee

H. Clayton Peterson (Chairman)
Bernard Aronson
Alan R. Crain, Jr.
Jonathan Ginns

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

PROPOSAL TO AMEND STOCK INCENTIVE PLAN

We propose to amend our Stock Incentive Plan and as so amended, restate it as the Third Amended and Restated Stock Incentive Plan (the “Plan”). The amendments would add 6,000,000 shares of common stock for future awards, among other things. Following is a brief summary of material differences between the existing Plan and the Plan as proposed to be amended:

Provision	Existing Plan	Plan as Amended

Maximum shares issuable	6,500,000	12,500,000

Maximum shares issuable to one employee	2,850,000	5,700,000

Eligible participants	Employees and non-employee directors	Employees, non-employee directors and consultants

Vesting period for restricted stock	Determined by committee in its discretion	Not less than three years for non-performance-based awards or one year for performance-based awards, except that (i) the committee may authorize awards with, or change awards to reflect accelerated vesting only upon death, disability, retirement, termination by us without cause or by participant for good reason, or a change in control, and (ii) an independent committee may shorten vesting periods or waive award restrictions in respect of no more than 5% of shares authorized under the Plan

Acceleration or waiver of restrictions on awards	Committee may accelerate or waive restrictions if in our best interests	Committee may not accelerate or waive restrictions, except that (i) the committee may authorize awards with, or change awards to reflect accelerated vesting only upon death, disability, retirement, termination by us without cause or by participant for good reason, or a change in control, and (ii) an independent committee may shorten vesting periods or waive award restrictions in respect of no more than 5% of shares authorized under the Plan

Grants to directors	No comparable provision	Grants to directors must be authorized by fully independent compensation committee of the board

Increase accrued benefits	No comparable provision	Stockholder approval required to materially increase benefits accrued to participants

The foregoing summary of material differences and the following summary of the Plan’s principal features are qualified in its entirety by the specific language of the Plan, a copy of which is attached as Annex A to this proxy statement. Unless otherwise noted, the summaries describe the terms of the Plan as proposed to be amended.

General

The Plan’s objectives are to encourage our employees, directors and consultants to acquire or increase their equity interest in Mariner and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success. The Plan also is designed to enhance our ability to attract and retain the services of individuals who are essential for Mariner’s growth and profitability. The existing Plan became effective March 11, 2005, was amended and restated on March 2, 2006, further amended on March 16, 2006, and amended and restated on February 6, 2007. The Plan as proposed to be amended will become effective on the date it is approved by our stockholders. Our executive officers and most of our employees have participated in the Plan since its inception in 2005 and all of our directors have participated annually since 2006.

Awards to participants under the Plan may be made in the form of incentive stock options (ISOs), non-qualified stock options or restricted stock. The participants to whom awards are granted, the type or types of awards granted, the number of shares covered by each award, and the purchase price, conditions and other terms of each award are determined by our board of directors or a committee thereof appointed by the board to administer the Plan (the “Committee”).

Shares Subject to the Plan

The Plan as proposed to be amended would increase by 6,000,000 the maximum number of shares of our common stock that could be issued to Plan participants to 12,500,000 from 6,500,000 currently, and increase the number of shares that could be issued to any one employee to 5,700,000 from 2,850,000. As of March 17, 2009, the number of shares remaining available for future awards to participants was 1,327,555.

The following table summarizes information about all of our equity compensation plans as of March 17, 2009, without taking into account the proposed Plan amendments.

				Weighted-	Number of
				Average	Securities
	Number of			Remaining	Remaining Available
	Securities to be			Contractual	for Future Issuance
	Issued Upon		Weighted-Average	Life of	Under Equity
	Exercise of		Exercise Price of	Outstanding	Compensation Plans
	Outstanding		Outstanding	Options, Warrants	(Excluding
	Options, Warrants		Options, Warrants	and Rights	Securities
	and Rights		and Rights	(Years)	Reflected in Column (a))
Plan Category	(a)		(b)	(c)	(d)

Equity compensation plans approved by security holders(1)	645,348	(2)	$13.88	6.24	1,327,555	(3)
Equity compensation plans not approved by security holders	—		—	—	—
Total	645,348	(2)	$13.88	6.24	1,327,555	(3)

(1)	These plans consist of our existing Plan and the Rollover Options.

(2)	Includes 612,805 shares of our common stock issuable upon exercise of options granted under our existing Plan and 32,543 shares of our common stock issuable upon exercise of Rollover Options. Excludes 3,875,689 shares of our common stock issued and outstanding as restricted stock under the existing Plan.

(3)	Shares of our common stock remaining available for new grants of restricted stock or options under our existing Plan.

Administration and Eligibility

The Committee has the authority to administer the Plan and to take all actions that are specifically contemplated by the Plan or are necessary or appropriate in connection with the administration of the Plan. Subject to the terms of the Plan, the Committee has full power and authority to designate participants, and to determine the type or types of awards, the number of shares to be covered by awards, and the terms and conditions of any award. The Committee also determines whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares or other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended. The Committee has the authority to establish, amend, suspend or waive rules and regulations, and to appoint agents, as it deems appropriate, and make any other determination or take any other action the Committee deems necessary for the proper administration of the Plan.

Any employee of Mariner (or any parent entity or subsidiary), any non-employee director of Mariner, and pursuant to the proposed amendments, any consultant of Mariner is eligible to be designated a participant by the Committee. As of March 17, 2009, we had five non-employee directors and approximately 280 employees. The number of consultants to whom Mariner may grant awards under the Plan is not currently determinable.

Awards

Awards may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other award granted under the Plan or any award granted under any other plan of Mariner or any parent entity or subsidiary. Awards granted in addition to or in tandem with other awards or awards granted under any other plan of Mariner or any parent entity or subsidiary may be granted either at the same time as or at a different time from the grant of such other awards. All or part of an award may be subject to conditions established by the Committee. As the Plan is proposed to be amended, all awards to directors must be authorized by a compensation committee of the board composed entirely of independent directors.

The Plan contemplates a restricted period, which is the period established by the Committee with respect to an award during which it either remains subject to forfeiture or is not transferable by the participant. Subject to specific plan limitations, the Committee generally has authority to determine the restricted period. As the Plan is proposed to be amended:

•	the Committee may provide that any award may be shortened by acceleration of vesting only in connection with the death, disability or retirement of a participant, termination of employment by us without cause or by participant for good reason, or a change in control of Mariner, and

•	a compensation committee of the board composed entirely of independent directors may (i) authorize awards with a restricted period that is shorter than, or different from, the restricted period otherwise prescribed by the Plan, and (ii) lapse, waive or change award restrictions, so long as the aggregate number of shares affected by (i) and (ii) do not exceed 5% of the total shares authorized under the Plan.

The types of awards to participants that may be made under the Plan are as follows:

Options.  Options are rights to purchase a specified number of shares of common stock at a specified price. Subject to specific Plan limitations, such as those noted above applicable to accelerating a restricted period, the Committee determines the participants to whom options are granted, the number of shares to be covered by each option, the purchase price and conditions, whether an option is an ISO or a non-qualified stock option, and limitations applicable to the exercise of the option.

To the extent that the aggregate fair market value, determined at the time any ISO is granted, of common stock with respect to which the ISO is exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Mariner and its parent and subsidiary corporations exceeds $100,000, or such option fails to constitute an ISO for any reason, such purported ISO will be treated as a non-qualified stock option.

ISOs may be granted only to an individual who is an employee of Mariner or any parent or subsidiary corporation at the time the option is granted. The Committee determines the exercise price at the time each option is granted, but the exercise price cannot be less than the fair market value per share on the date of grant. The Committee determines the time or times at which each option may be exercised, the method or methods by which, and the form or forms in which, payment of the exercise price may be made or deemed to have been made.

An ISO must be granted within 10 years from the date the Plan was approved by the Board or the stockholders, whichever is earlier. No ISO can be granted to an individual if, at the time the ISO is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of Mariner or of its parent or subsidiary corporation, unless

•	at the time the ISO is granted, the option price is at least 110% of the fair market value of the common stock on the date of grant, and

•	such ISO, by its terms, is not exercisable after the expiration of five years from the date of grant.

Options are not transferable, other than by will or the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant or the participant’s guardian or legal representative.

Restricted Stock.  Restricted stock is stock that has limitations placed on it, such as limited transferability and risk of forfeiture until vested. Restricted stock will be subject to such limitations on transfer as are necessary to comply with Section 83 of the Code. Dividends paid on restricted stock may be paid directly to the participant, sequestered and held in a bookkeeping account, or reinvested in additional shares, which may be subject to the same restrictions as the underlying award or other restrictions, as determined by the Committee and provided in the award agreement. Restricted stock may be evidenced by book entry, stock certificate or in any other manner deemed appropriate by the Committee. Each stock certificate must be registered under the participant’s name and bear an appropriate legend referring to the terms, conditions and restrictions applicable to the restricted stock.

Generally, upon termination of a participant’s employment for any reason during the applicable restricted period, all restricted stock is forfeited without payment and reacquired by us. Although the Committee generally has authority to determine the restricted period, it cannot be less than three years for non-performance-based awards or less than one year for performance-based awards, except for permitted variances to restricted periods noted above.

Other Provisions

Unless sooner terminated, no award may be granted under the Plan after October 12, 2015. Our board of directors or the Committee may amend, alter, suspend, discontinue, or terminate (collectively, “change”) the Plan without the consent of any stockholder, participant, other holder or beneficiary of an award, or other person, except that:

•	without the approval of our stockholders, no change can be made that would

(i)	increase the total number of shares that may be issued under the Plan, except as provided in the Plan with respect to stock dividends or splits, or with respect to mergers, recapitalizations, reorganizations, spin-offs or other unusual transactions or events,

(ii)	permit the exercise price of any outstanding option that is “underwater” to be reduced or for an “underwater” option to be cancelled and replaced with a new award,

(iii)	include participants other than employees, non-employee directors and consultants, or

(iv)	materially increase benefits accrued to participants under the Plan; and

•	no change can materially adversely affect the rights of a participant under an award without the participant’s written consent.

In addition, the Plan may not be amended or terminated in any manner that would cause the Plan or any amounts or benefits payable under the Plan to fail to comply with Section 409A of the Code, to the extent applicable.

In the event of any distribution, recapitalization, reorganization, merger, spin-off, split-off, split-up, consolidation, combination, repurchase, or exchange of our shares or other securities or any other relevant corporate transaction or event or any unusual or nonrecurring transactions or events affecting us, the Committee may, in its sole discretion and on such terms and conditions as it deems appropriate:

•	provide for either the termination of any award in exchange for cash in the amount that would have been attained upon the exercise of such award or the replacement of such award with other rights or property selected by the Committee;

•	provide that such award be assumed by the successor or survivor corporation or be substituted for by similar awards covering stock of the successor or survivor corporation, with appropriate adjustments;

•	make adjustments in the number and type of shares or other property subject to outstanding awards, and in the number and kind of outstanding awards and/or in the terms and conditions of (including the grant or exercise price) and the criteria included in outstanding and future awards, and in the maximum number of shares with respect to which options or restricted stock may be granted to an employee; or

•	provide that such award may be exercisable or payable or fullv vested.

New Plan Benefits

Since the granting of awards under the Plan is at the discretion of the Committee, it is not now possible to determine the recipients or amount of future awards under the Plan.

U.S. Federal Tax Consequences

The following is a general discussion of the current Federal income tax consequences of awards under the Plan to participants who are classified as U.S. residents for Federal income tax purposes. Different or additional rules may apply to participants who are subject to income tax in a foreign jurisdiction and/or are subject to state or local income tax in the United States. Each participant should rely on his or her own tax advisors regarding federal income tax treatment under the Plan.

Restricted Stock

The grant of restricted stock does not result in taxable income to the participant. At each vesting event, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares of common stock that become vested over the purchase price (if any) paid for such common stock. However, if a participant makes a timely election under Section 83(b) of the Code, the participant will recognize taxable ordinary income in the taxable year of the grant equal to the excess of the fair market value of the shares of common stock underlying the restricted stock award at the time of the grant over the purchase price (if any) paid for such common stock. Furthermore, the participant will not recognize ordinary income on such restricted stock when it subsequently vests.

In all cases, an employee’s ordinary income is subject to applicable withholding taxes. We will be allowed an income tax deduction in the taxable year the participant recognizes ordinary income, in an amount equal to such ordinary income.

Stock Options

The grant of a non-qualified stock option will not result in taxable income to the participant and we will not be entitled to an income tax deduction. Upon the exercise of a non-qualified stock option, a participant will realize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the fair market value of the common stock purchased under option on the date of exercise and the option exercise price. We will be entitled to an income tax deduction equal to the amount included in the participant’s ordinary income.

Upon the grant or exercise of an ISO, an employee will not recognize taxable income and we will not be entitled to an income tax deduction. However, the exercise of an ISO will result in an amount being included in the employee’s alternative minimum taxable income for the year in which the exercise occurs equal to the excess of the fair market value of the common stock purchased under the ISO at the time of exercise over the option price.

The employee will recognize taxable income in the year in which the shares of common stock underlying the ISO are sold or disposed of. Dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or disposition is made more than two years from the option grant date and more than one year from the exercise date. If the employee sells or disposes of the shares of common stock in a qualifying disposition, any gain recognized by the employee on such sale or disposition will be a long-term capital gain.

If either of the two holding periods described above are not satisfied, then a disqualifying disposition will occur. If the employee makes a disqualifying disposition of the shares of common stock that have been acquired through the exercise of an ISO, then the employee will have ordinary taxable income for the taxable year in which the sale or disposition occurs equal to the lesser of:

•	the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares, or

•	the amount realized on the sale or disposition over the exercise price paid for the shares.

If the employee makes a qualifying disposition, we will not be entitled to an income tax deduction. However, if the optionee makes a disqualifying disposition, we will be entitled to an income tax deduction equal to the amount included in ordinary income to the participant.

No options have been granted under the Plan since 2005. The table below indicates the number of shares of our common stock subject to options granted under the Plan in 2005 to (i) each of our executive officers named under the caption “Executive Compensation” above, (ii) current executive officers as a group, (iii) current directors who are not executive officers as a group, and (iv) all employees as a group, excluding executive officers. We currently have no officers who are not executive officers. Nominees for election as a director have received no options.

2005 Option Grants

Shares
Underlying
Options as of
2005 Grant Date
(#)

Scott D. Josey	200,000
John H. Karnes	0
Dalton F. Polasek	102,000
Mike C. van den Bold	74,000
Judd A. Hansen	48,000
Current executive officers as a group (11 persons)	587,600
Current directors who are not executive officers (5 persons)	4,500
All employees, excluding executive officers	221,400

Our board of directors recommends a vote FOR the approval of the Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. SEC rules require these persons to furnish us copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us during 2008 and written representations that no other reports were required with respect to 2008, these persons complied with applicable Section 16(a) filing requirements.

ADDITIONAL INFORMATION

Stockholder Proposals for 2009 Annual Meeting

In order for a stockholder proposal to have been properly submitted for presentation at this annual meeting, we must have received such proposal not later than December 2, 2008 (the 120th day before April 1, 2009, the anniversary date of the proxy statement for the 2008 annual meeting). We received no such notice, and therefore no stockholder proposals will be presented at this annual meeting.

Stockholder Proposals for 2010 Proxy Statement

If you wish to present a proposal for inclusion in our proxy material for consideration at our annual meeting to be held in 2010, you must submit the proposal in writing to the corporate secretary at our principal executive offices at the address on the first page of this proxy statement, and we must receive your proposal not later than December 4, 2009 (the 120th day before April 3, 2010, the anniversary date of the proxy statement for this year’s annual meeting). That proposal must comply with Section 8 of Article II of our bylaws and, if it is to be included in our proxy materials, Rule 14a-8 under the Securities Exchange Act of 1934. Please also refer to “Corporate Governance — Stockholder Proposals.”

Delivery of Proxy Statement

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with accountholders who are Mariner stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to us at our principal executive offices at the address on the first page of this proxy statement. We will promptly deliver a separate copy to you upon request.

Annual Report

Our Annual Report to Stockholders for the fiscal year ended December 31, 2008, which includes our financial statements and accompanies this proxy statement, does not form any part of the materials for the solicitation of proxies.

You may obtain a copy of (i) our Annual Report to Stockholders and (ii) our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, in each case, including any financial statements and schedules and exhibits thereto, without charge by submitting a written request to the corporate secretary at our principal executive offices at the address on the first page of this proxy statement.

By Order of the Board of Directors
of Mariner Energy, Inc.

Teresa G. Bushman,
Senior Vice President, General Counsel and Secretary

Houston, Texas
April 3, 2009

ANNEX A

MARINER ENERGY, INC.
THIRD AMENDED AND RESTATED STOCK INCENTIVE PLAN

Section 1.  Purpose of the Plan.

The Mariner Energy, Inc. Stock Incentive Plan effective as of March 11, 2005 (the “Original Plan”), as previously amended and restated, is hereby amended and restated in its entirety (as so hereby amended and restated, the “Plan” or this “Amended and Restated Plan”). The Plan is intended to promote the interests of Mariner Energy, Inc., a Delaware corporation (the “Company”), by encouraging Employees, Directors and Consultants to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an Option or Restricted Stock.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the Board or any committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.

“Consultant” shall mean any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company, a Subsidiary or a Parent Entity.

“Director” shall mean any member of the Board who is not an Employee.

“Employee” shall mean any employee of the Company, a Subsidiary or a Parent Entity.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any applicable date, the last reported sales price for a Share on the principal securities exchange on which the Shares are traded on the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate; and provided further, however, for purposes of Section 6(c)(vi) of the Plan, the Fair Market Value of Shares withheld to satisfy tax withholding upon expiration of a Restricted Period applicable to Restricted Stock shall be the last reported sales price for a Share on the principal securities exchange on which the Shares are traded on the first trading day preceding the expiration of the Restricted Period. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Parent Entity” means any entity that owns a majority of the voting power of the Company, directly or indirectly, except with respect to the grant of an ISO the term Parent Entity shall mean any “parent corporation” as defined in Section 424 of the Code.

“Participant” shall mean any Employee, Director or Consultant granted an Award under the Plan.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $.0001 par value, and such other securities or property as may become the subject of Awards of the Plan.

“Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in Section 424 of the Code.

Section 3.  Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Parent Entity, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.

Section 4.  Shares Available for Awards.

(a) Shares Available.  Subject to adjustment as provided in Section 4(c) below, (i) the number of Shares that may be issued with respect to Awards granted under the Plan shall be 12,500,000, which includes the 6,500,000 authorized under the Original Plan and the 6,000,000 shares added by this Amended and Restated Plan, and (ii) the maximum number of shares with respect to which Options or Restricted Stock may be granted to an Employee during the term of the Plan shall be 5,700,000. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares withheld by the Company to satisfy tax withholding or exercise price obligations shall not be considered delivered under the Plan and shall again be available for issuance under future Awards.

(b) Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(c) Adjustments.  In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the maximum number of shares with respect to which Options or Restricted Stock may be granted to an Employee during the term of the Plan, the number of Shares subject to outstanding Awards, and the grant or exercise price with respect to outstanding Awards automatically shall be proportionately adjusted, without action by the Committee, which adjustment will be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options.

No adjustment authorized by this paragraph shall be made by the Company in such manner that would cause or result in this Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such adjustment that may reasonably be expected to result in such non-compliance shall be of no force or effect.

Section 5.  Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant by the Committee.

Section 6.  Awards.

(a) Options.  Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions, whether the Option is an ISO or a Non-Qualified Stock Option, and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan, including, without limitation, Section 6(c)(iii) below.

(i) Exercise Price.  Subject to adjustment pursuant to Section 4(c) of the Plan, the purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the date of such grant.

(ii) Time and Method of Exercise.  The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned by the Participant for more than six months (unless such holding requirement is waived by the Committee), if the Shares are publicly traded, a “cashless-broker” exercise through procedures approved by the Company, or any combination thereof) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii) Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders, whichever is earlier. To the extent that the aggregate Fair

Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Option fails to constitute an Incentive Stock Option for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b) Restricted Stock.  Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period, the conditions, including such performance criteria, if any, under which the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards; provided, however, that the Restricted Period shall not be less than three years for non-performance-based Awards or less than one year for performance-based Awards, except as provided in Section 6(c)(iii) below.

(i) Dividends.  Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement.

(ii) Registration.  Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii) Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Restricted Stock in compliance with Section 6(c)(iii) below, upon termination of a Participant’s employment for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant without payment and re-acquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(iv) Transfer Restrictions.  During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.

(c) General.

(i) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the

Plan or any award granted under any other plan of the Company or any Parent Entity or Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Parent Entity or Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Parent Entity or Subsidiary.

(C) To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve in its sole discretion.

(iii) Terms of Awards.  The term of each Award shall be for such period as may be determined by the Committee, provided the term of an Incentive Stock Option shall be limited as provided in Section 6(a)(iii) above and the Restricted Period for Restricted Stock shall be subject to Section 6(b) above, except that:

(A) in the Committee’s discretion, as may be reflected in the terms of an Award Agreement or otherwise, the Restricted Period for any Award may be shortened by acceleration of vesting only in connection with the death, disability or retirement of a Participant, termination of Participant’s employment by the Company without cause or by Participant for good reason, or a change in control of the Company, and

(B) subject to Plan provisions applicable to Incentive Stock Options and Section 409A of the Code, a compensation committee of the Board composed entirely of independent Directors may (1) authorize Awards with a Restricted Period that is shorter than, or otherwise differs from, the Restricted Period prescribed by other provisions of the Plan, and (2) lapse, waive or change Award restrictions, in the case of the immediately preceding clauses (1) and (2), in respect of an aggregate number of Shares equal to no more than five percent of the Shares authorized for grant under the Plan.

(iv) Share Restrictions.  All Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and if certificates are issued for the Shares, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants.  Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(vi) Delivery of Shares or other Securities and Payment by Participant of Consideration.  No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company. Notwithstanding the foregoing, for purposes of this Section 6(c)(vi), the Fair Market Value of Shares withheld to satisfy tax withholding upon expiration of a Restricted Period applicable to Restricted Stock shall be the last reported sales price for a Share on the principal securities exchange on which the Shares are traded on the first trading day preceding the expiration of the Restricted Period.

(vii) Unusual Transactions or Events.  In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, split-off, split-up, consolidation, combination, repurchase, or exchange of Shares or other securities of the Company, or other relevant corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company or any affiliate of the Company, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, the Committee shall take any one or more of the following actions, on such terms and conditions as it deems appropriate in its sole discretion, in order to prevent such dilution or enlargement of benefits or potential benefits:

(A) To provide for either (i) the termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(B) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(C) To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future, and in the maximum number of shares with respect to which Options or Restricted Stock may be granted to an Employee during the term of the Plan; and

(D) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

(d) Awards to Directors.  Notwithstanding any other provision of the Plan, all Awards to Directors must be authorized by a compensation committee of the Board composed entirely of independent Directors.

Section 7.  Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(i) Amendments to the Plan.  The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(A) increase the total number of Shares that may be issued under Awards granted under the Plan, except as provided in Sections 4(c) and 6(c)(vii) of the Plan;

(B) permit the exercise price of any outstanding Option that is “underwater” to be reduced or for an “underwater” Option to be cancelled and replaced with a new Award;

(C) include Participants other than Employees, Directors and Consultants; or

(D) materially increase benefits accrued to Participants under the Plan;

provided further, however, no such amendment, alteration, suspension, discontinuation, or termination shall materially adversely affect the rights of a Participant under an Award without the written consent of such Participant.

Notwithstanding any provision in this Plan to the contrary, this Plan shall not be amended or terminated in such manner that would cause this Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such amendment or termination that may reasonably be expected to result in such non-compliance shall be of no force or effect.

(ii) Amendments to Awards.  Subject to clause (i) above and Section 6 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or change in control of the Company, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

(iii) Compliance.  Notwithstanding the foregoing, the Committee may make any amendment to the Plan or an Award Agreement that it believes necessary to comply with any applicable law, including without limitation, Section 409A of the Code. Awards under this Plan are intended to comply with (or be exempt from) Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner that is compliant with such intent. The Plan shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A of the Code to comply with the requirements of Section 409A of the Code, to the extent applicable.

Section 8.  General Provisions.

(a) No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b) No Right to Employment or Retention.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Parent Entity or Subsidiary or under any other service contract with the Company or any Parent Entity or Subsidiary, or to remain on the Board. Further, the Company or a Parent Entity or Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Parent Entity or Subsidiary and the affected Participant. If a Participant’s employer was a Parent Entity or Subsidiary and ceases to be a Parent Entity or Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.

(c) Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(d) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(e) Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award, if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation.

(f) No Trust or Fund Created.  Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent Entity or Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Parent Entity or Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Parent Entity or Subsidiary.

(g) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(h) Headings.  Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

Section 9.  Effective Date.

This Third Amended and Restated Plan shall become effective as of the date it is approved by the Company’s stockholders.

Section 10.  Term of the Plan.

No Award shall be granted under the Plan after October 12, 2015 (the 10th anniversary of the earlier of the date the Original Plan was adopted by the Board or approved by the stockholders of the Company). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

MARINER ENERGY, INC.

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PROXY BY MAIL THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒

The Board of Directors recommends a vote FOR the nominees listed.			The Board of Directors recommends a vote FOR Proposals 2 and 3.

1. Election of Directors	FOR	WITHHOLD	2. Auditor Ratification Proposal	FOR	AGAINST	ABSTAIN
	☐ FOR	☐ WITHHOLD		☐	☐	☐

01 Bernard Aronson (term will expire in 2012)			Ratification of selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2009.

02 H. Clayton Peterson (term will expire in 2012)	☐	☐	3. Stock Incentive Plan Proposal Approval of the Mariner Energy, Inc. Third Amended and Restated Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			For address changes and/or comments, please check this box and write them on the back where indicated.			☐

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date , 2009.

NOTE: Please sign exactly as name(s) appear above. Joint owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgement of receipt of the accompanying Proxy Statement which describes the above proposals.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
PROXY - MARINER ENERGY, INC.
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This Proxy is accompanied by a Proxy Statement describing the proposals to be voted upon.
     The undersigned hereby appoints Scott D. Josey and Teresa G. Bushman, or either of them, with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of Mariner Energy, Inc. held of record by the undersigned on March 17, 2009 at the annual meeting of stockholders to be held on May 11, 2009 or at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth on the reverse side.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE.
     The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the annual meeting of stockholders or any adjournment or postponement of it.
     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Change of Address and/or Comments

(Continued, and to be marked, signed and dated, on the reverse side)